                                  EXHIBIT 99.1

                 DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION
                            (Dated January 15, 1998)

                                                  FILED
                                               JAN 15, 1998
                                           KEENAN G. CASADY, CLERK
                                       UNITED STATES BANKRUPTCY COURT
                                            SAN FRANCISCO, CA



GOLDBERG, STINNETT, MEYERS & DAVIS
A Professional Corporation
MERLE C. MEYERS, ESQ. #66849
KATHERINE D. RAY, ESQ. #121002
KENNETH G. DEJARNETTE, ESQ. #168074
44 Montgomery Street, Suite 2900
San Francisco, California  94104
Telephone:  (415) 362-5045

Counsel for Debtor-In-Possession



                      IN THE UNITED STATES BANKRUPTCY COURT

                     FOR THE NORTHERN DISTRICT OF CALIFORNIA

                             SAN FRANCISCO DIVISION


In re                        )         Case No. 97-32984 DM
                             )
STREAMLOGIC CORPORATION,     )         Under Chapter 11
a Delaware corporation,      )
formerly known as            )
Micropolis Corporation,      )
                             )
                   Debtor.   )
                             )
Tax Id. No. 95-3093858       )
_____________________________)


                  DEBTOR'S FIRST AMENDED PLAN OF REORGANIZATION
                            (Dated January 15, 1998)

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----
ARTICLE I
DEFINITION AND CONSTRUCTION OF TERMS........................................1
1.1.        Definitions.....................................................1
1.2.        Other Terms.....................................................1
1.3.        Construction of Certain Terms...................................1
1.4.        Plan Controls...................................................2

ARTICLE II
CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT..........................2
2.1.        Classification..................................................2
            2.1.1.     Class A (Priority Claims)............................3
            2.1.2.     Class B (Secured Claims).............................3
            2.1.3.     Class C (Convenience Claims).........................3
            2.1.4.     Class D (General Unsecured Claims)...................3
            2.1.5.     Class E (Interests)..................................3
2.2.        Impairment......................................................3

ARTICLE III
TREATMENT OF NONCLASSIFIED PRIORITY CLAIMS..................................3
3.1.        Generally.......................................................3
3.2.        Administrative Bar Date.........................................4
3.3.        Penalties and Interest..........................................5
3.4.        Payment.........................................................5
            3.4.1.     Generally............................................5
            3.4.2.     Certain Ordinary Course Expenses.....................6

ARTICLE IV
TREATMENT OF UNIMPAIRED CLASSES.............................................6
4.1.        Class A (Priority Claims).......................................6
4.2.        Class B (Secured Claims)........................................7
            4.2.1.     Reinstatement........................................8
            4.2.2.     Full Satisfaction....................................8
            4.2.3.     Abandonment, Foreclosure and Deficiency..............9

ARTICLE V
TREATMENT OF IMPAIRED CLASSES...............................................9
5.1.        Class C (Convenience Claims)....................................10
            5.1.1.     Opt-Out Election.....................................10
            5.1.2.     Opt-In Election......................................10
5.2.        Class D (General Unsecured Claims)..............................10
            5.2.1.     Cash Distributions...................................11
                       5.2.1.1.   Payments Commenced........................11
                       5.2.1.2.   Payments Ceased...........................11
            5.2.2.     Pro-Rata Calculations................................11
            5.2.3.     Pari Passu Treatment.................................12
            5.2.4.     Stock Distribution...................................13
                       5.2.4.1.   Pro Rata..................................13

                       5.2.4.2.   Value.....................................13
                       5.2.4.3.   Fractional and Remainder
                                  Shares....................................13
            5.2.5.     Subordination........................................14
            5.2.6.     Provisions Affecting Public Debt
                       Securities...........................................14
                       5.2.6.1.   Record Date...............................15
                       5.2.6.2.   Manner of Distributions;
                                  Surrender of Public Debt
                                  Securities................................15
                       5.2.6.3.   Compensation of Indenture
                                  Trustees..................................17
                                  5.2.6.3.1. From Estate....................17
                                  5.2.6.3.2. From Distribution..............18
                       5.2.6.4.   Unclaimed Distributions...................19
5.3.        Class E (Interests).............................................19
            5.3.1.     No Distributions.....................................19
            5.3.2.     Cancellation.........................................19

ARTICLE VI
EXECUTORY CONTRACTS.........................................................20
6.1.        Generally.......................................................20
6.2.        Assumption and Rejection........................................20
            6.2.1.     Schedule.............................................20
            6.2.2.     Rejection............................................20
            6.2.3.     Assumption...........................................21
6.3.        Cure Amounts....................................................21
6.4.        Payment of Cure.................................................22
            6.4.1.     Payment by Reorganized Debtor........................22
            6.4.2.     Payment by Distribution Agent........................22
            6.4.3.     Timing of Payment....................................22
6.5.        Approval of Assumption or Rejection.............................23
6.6.        Bar Date for Rejection Claims...................................23

ARTICLE VII
MEANS FOR EXECUTION OF THE PLAN.............................................24
7.1.        Plan Effectiveness..............................................24
7.2.        Vesting of Estate Property......................................24
            7.2.1.     Vesting in Reorganized Debtor........................24
            7.2.2.     Vesting in Distribution Estate.......................25
            7.2.3.     Preletz Group Withdrawal.............................25
7.3.        Hammer and Non-Hammer Assets....................................26
            7.3.1.     Hammer Assets........................................26
            7.3.2.     Non-Hammer Assets....................................28
7.4.        Effective Date Actions..........................................29
            7.4.1.     Revesting of Hammer Assets...........................30
            7.4.2.     Retention of Non-Hammer Assets.......................30
            7.4.3.     Preletz Group Contribution...........................30
            7.4.4.     Participating Creditors' Contribution................31
            7.4.5.     Cancellation and Issuance of Stock...................31
            7.4.6.     Modification of Articles and By-Laws.................31

            7.4.7.     Payments by Reorganized Debtor.....................31
            7.4.8.     Payments by Distribution Agent.....................31
            7.4.9.     Other Releases of Liens and Instruments............32
            7.4.10.    Distribution Estate Accounts.......................32
            7.4.11.    Other Documents....................................32
7.5.        Other Actions.................................................33
7.6.        Preservation and Vesting of Causes of Action..................33
            7.6.1.     Vesting in Reorganized Debtor......................33
            7.6.2.     Vesting in Distribution Estate.....................33
7.7.        Distribution Agent............................................34
            7.7.1.     Selection..........................................34
            7.7.2.     Responsibility and Fidelity........................34
            7.7.3.     Tenure and Replacement.............................35
7.8.        Distribution Estate...........................................35
            7.8.1.     Accounts...........................................35
            7.8.2.     Distribution Agent's Duty..........................35
            7.8.3.     Administration.....................................36
                       7.8.3.1.   Smaller Sales...........................36
                       7.8.3.2.   Other Dispositions......................37
            7.8.4.     Deposits...........................................37
            7.8.5.     Disbursements......................................37
            7.8.6.     Periodic Distributions.............................38
            7.8.7.     [INTENTIONALLY OMITTED]............................38
            7.8.8.     Unclaimed Payments to Claimants....................38
7.9.        Committee.....................................................39
            7.9.1.     Membership.........................................39
            7.9.2.     Retention of Professionals.........................39
7.10.       Postconfirmation Fees and Expenses............................40
            7.10.1.    Court Approval.....................................40
            7.10.2.    Payment of Fees....................................41
            7.10.3.    Reporting to the United States Trustee.............41
7.11.       Objections to Claims..........................................42
7.12.       Term of Injunctions and Stays.................................42

ARTICLE VIII
CAPITALIZATION AND GOVERNANCE OF REORGANIZED DEBTOR.......................42
8.1.        Capitalization of Reorganized Debtor..........................42
            8.1.1.     Estate's Shares....................................43
            8.1.2.     Participating Creditors' Shares....................43
            8.1.3.     Preletz Group Shares...............................43
            8.1.4.     Stock Option Shares................................43
                       8.1.4.1.   Employee Stock Options..................44
                       8.1.4.2.   To Management...........................44
                       8.1.4.3.   To Others...............................44
            8.1.5.     Additional Shares..................................44
                       8.1.5.1.   New Capital.............................45
                       8.1.5.2.   Preletz Group Options...................45
                       8.1.5.3.   Additional Employee Options.............46
8.2.        Creditors' Rights Offering....................................46
            8.2.1.     Subscription Rights................................46
            8.2.2.     Interim Claim......................................47

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
            8.2.3.     Subscription Exercise................................47
            8.2.4.     Standby Commitment...................................48
            8.2.5.     Notification and Deposit.............................48
            8.2.6.     Segregated Account...................................49
            8.2.7.     Determinations by Committee..........................49
            8.2.8.     Untimely Contributions...............................50
            8.2.9.     Distributions........................................50
            8.2.10.    Special Considerations...............................50
8.3.        Corporate Governance of Reorganized Debtor......................50
            8.3.1.     Operational Control..................................51
            8.3.2.     Board of Directors...................................51
            8.3.3.     Formalized Provisions................................51
            8.3.4.     Extraordinary Actions................................51
            8.3.5.     Relocation and Rent..................................52
            8.3.6.     Free Services........................................52
            8.3.7.     Public Market........................................53
            8.3.8.     Prohibition..........................................53

ARTICLE IX
ASSUMPTION, DISCHARGE AND EXCULPATION.......................................53
9.1.        Reorganized Debtor's Assumption of Liabilities..................53
9.2.        Discharge.......................................................54
9.3.        Exculpation of Certain Persons..................................55
9.4.        Immunity........................................................56

ARTICLE X
RETENTION OF JURISDICTION...................................................57
10.1.       Generally.......................................................57

ARTICLE XI
MISCELLANEOUS PROVISIONS....................................................58
11.1.       Exemption from Transfer Taxes...................................58
11.2.       Section 1145(a) Exemption from Registration.....................59
11.3.       Binding Effect..................................................59
11.4.       Ratification....................................................60
11.5.       Notices.........................................................60
11.6.       Governing Law...................................................62
11.7.       Headings........................................................62
11.8.       Exhibits........................................................63
11.9.       Closing Case....................................................63
11.10.      Expenses........................................................63
11.11.      Modification and Enforcement....................................64
            11.11.1.   Modification.........................................64
            11.11.2.   Enforcement..........................................64



                       EXHIBITS TO PLAN OF REORGANIZATION

EXHIBIT "A"        SCHEDULE OF DEFINITIONS..................................A-1

           STREAMLOGIC CORPORATION, a Delaware corporation formerly known as Micropolis Corporation and the debtor-in-possession herein (the "Debtor"), hereby proposes this Debtor's First Amended Plan Of Reorganization (Dated January 15, 1998) (as it may be altered, amended or modified from time to time, the "Plan") in the within chapter 11 case, for the reorganization of the Debtor's financial affairs, pursuant to the provisions of Section 1121(a) of title 11 of the United States Code:

                                    ARTICLE I
                      DEFINITION AND CONSTRUCTION OF TERMS

           1.1. Definitions. As used herein, capitalized terms shall have the meanings set forth in the schedule of definitions attached hereto and incorporated herein as EXHIBIT "A."

           1.2. Other Terms. Any term used in the Plan that is not defined herein or in Exhibit "A" shall have the meaning ascribed to that term, if any, in the Bankruptcy Code. A term used in this Plan and not defined herein or in the Bankruptcy Code, but which is defined in the Bankruptcy Rules, shall have the meaning assigned to the term in the Bankruptcy Rules.

           1.3. Construction of Certain Terms. In addition to the foregoing, the following shall apply:

                     A. The words "herein," "hereof," "hereto," "hereunder," and others of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.


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

                     B. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

           1.4. Plan Controls. To the extent of any inconsistencies between the Plan and the Disclosure Statement, the provisions of this Plan shall control and prevail.

                                   ARTICLE II
               CLASSIFICATION OF CLAIMS AND INTERESTS; IMPAIRMENT

           2.1. Classification. The following is a designation of the Classes of Claims and Interests in the Plan. Administrative Expense Claims and Priority Tax Claims (that is, the Nonclassified Priority Claims) have not been classified and are excluded from the following Classes, in accordance with the provisions of
Section 1123(a)(1) of the Bankruptcy Code. The treatment accorded Administrative Expense Claims and Priority Tax Claims is set forth in Article III herein. Consistent with the provisions of Section 1122 of the Bankruptcy Code, a Claim or Interest shall be deemed classified by the Plan in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class, and shall be deemed classified in a different Class to the extent that the Claim or Interest qualifies within the description of that different Class. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest is



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

an Allowed Claim or Allowed Interest in that Class, as the case may be.

                     2.1.1. Class A (Priority Claims) consists of all Priority Claims, if any, other than Nonclassified Priority Claims.

                     2.1.2. Class B (Secured Claims) consists of all Secured Claims, if any, each of which shall be within a separate subclass, Subclasses B1, B2, B3 and so forth (with each subclass to be deemed a separate class for all purposes under applicable provisions of the Bankruptcy Code).

                     2.1.3. Class C (Convenience Claims) consists of all Convenience Claims.

                     2.1.4. Class D (General Unsecured Claims) consists of all Unsecured Claims (including Claims arising from guarantee obligations and Claims arising from the rejection of executory contracts) other than Nonclassified Priority Claims and any Claims within Classes A, C, E or F herein.

                     2.1.5. Class E (Interests) consists of all Interests, including Rescission Claims.

           2.2. Impairment. Under the terms of the Plan, Allowed Claims within Classes A and B will not be impaired. Allowed Claims and Interests within Classes C, D and E will be impaired.

                                   ARTICLE III
                   TREATMENT OF NONCLASSIFIED PRIORITY CLAIMS

           3.1. Generally. Subject to the provisions of all other sections of this Article III, each holder of an Allowed

Nonclassified Priority Claim shall receive on account of such Claim, Cash equal to the allowed amount of such Claim, unless the Distribution Agent or the Reorganized Debtor (whichever party is the obligor as set forth in Section 3.4 hereinbelow) and such holder shall have agreed upon other treatment of such Claim.

           3.2. Administrative Bar Date. No Administrative Expense Claim, including without limitation Professional Fees, arising on or before the Effective Date, other than Ordinary Course Expenses, shall become an Allowed Claim unless (a) an application, request or proof therefor has been filed with the Bankruptcy Court and served upon the Distribution Agent, the Reorganized Debtor and the United States Trustee within thirty (30) days following the Effective Date (the "Administrative Bar Date") or by such earlier deadline as may apply to such claim pursuant to an earlier order of the Bankruptcy Court, or
(b) such claim has been approved and allowed by the Bankruptcy Court pursuant to an order entered prior to the Administrative Bar Date. The Distribution Agent, the Reorganized Debtor, the United States Trustee and any other party in interest may object and request a hearing or hearings with respect to all such applications, requests and proofs as to which any disputes exist or as to which Bankruptcy Court approval is required by the Bankruptcy Rules and Local Rules, and shall provide notice of such hearings and any objections to the requesting claimants, the Reorganized Debtor, the Distribution Agent and the United States Trustee. As soon as practicable following the Effective Date, the Distribution Agent shall provide notice of the Administrative Bar

Date to all parties believed to hold or assert Administrative Expense Claims other than Ordinary Course Expenses.

           3.3. Penalties and Interest. Except as may be expressly set forth in the Plan or by an order of the Bankruptcy Court, no holder of a Priority Tax Claim shall be entitled to payment on account of any postpetition interest or penalties arising with respect to such Claim.

           3.4. Payment. Payment of Allowed Nonclassified Priority Claims shall occur as follows:

                     3.4.1. Generally. Except as set forth in the provisions of
           Section 3.4.2 hereinbelow, all payments on account of Allowed Nonclassified Priority Claims shall be made by the Distribution Agent, in Cash on the latest of the following dates, and the Reorganized Debtor shall have no responsibility, obligation or liability therefor: (a) on, or as soon as practicable after, the Administrative Bar Date, or on such later date as to which the holder of such Claim may have consented; (b) on the date when such Claim becomes due according to contractual, statutory or other terms applicable thereto; or (c) as soon as practicable after the order allowing such Claim becomes a Final Order, if the Claim is disputed or if applicable provisions of the Bankruptcy Code otherwise require Bankruptcy Court approval, provided that if such Claim is disputed in part, then the undisputed portion thereof shall be paid in accordance with subparts (a) and (b) hereof (or upon Bankruptcy Court approval if required by applicable provisions of the Bankruptcy Code) and the balance of the Claim shall be paid to the extent and when allowed by a Final Order of the Bankruptcy Court determining the amount of such Claim.

                     3.4.2. Certain Ordinary Course Expenses. The Reorganized Debtor shall pay such portions of Allowed Nonclassified Priority Claims that are Ordinary Course Expenses, as defined in Exhibit "A" attached hereto, when and to the extent that such Claims become due according to contractual, statutory or other terms applicable thereto after the Effective Date, except for the following: (a) any rent and real property lease obligations, except to the extent provided by
           Section 8.3.5 hereinbelow; (b) any Professional Fees; and (c) any warranty, return, product defect or refund obligations other than the Hammer Contingent Claims. Without limiting the generality of the foregoing, the Reorganized Debtor shall pay such portions of Allowed Nonclassified Priority Claims as constitute Hammer Contingent Claims. The Distribution Estate shall have no responsibility, obligation or liability for any Ordinary Course Expenses.

                                   ARTICLE IV
                         TREATMENT OF UNIMPAIRED CLASSES

           Classes of unimpaired Claims shall be treated as follows:

           4.1.  Class A (Priority Claims).  Each holder of an Allowed
Claim within Class A shall receive on account of such Claim Cash equal to the allowed amount of such Claim, unless such holder shall have agreed to a less favorable treatment of such Claim. Payment or payments on account of such Claims shall be made by the Distribution Agent on or before the latest of the following dates: (a) on, or as soon as practicable after, the Effective Date, or on such later date as to which such holder has consented; (b) on the date that such Claim becomes due pursuant to contractual, statutory or other terms applicable thereto; or (c) as to Disputed Claims, as soon as practicable after the order allowing the Claim has become a Final Order.

           4.2. Class B (Secured Claims). Each holder of an Allowed Claim within Class B, unless such holder shall have agreed with the Reorganized Debtor or the Distribution Agent, as the case may be, to other treatment of such Claim, shall be treated in one of the following alternative manners set forth in Subsections
4.2.1 through 4.2.3 hereinbelow. Selection of the treatment of each such Claim secured by Non-Hammer Assets shall be determined by the Debtor, as evidenced in a Schedule 4.2(A) (the "Schedule 4.2(A)") to be filed with the Bankruptcy Court, and served upon such holder, the Preletz Group, the Committee and the United States Trustee, no less than five Business Days prior to the commencement of the Confirmation Hearing. Selection of the treatment of each such Claim secured by Hammer Assets shall be determined by the Preletz Group, as evidenced in a
Schedule 4.2(B) (the "Schedule 4.2(B)") to be filed with the Bankruptcy Court, and served upon such holder, the Debtor, the Committee and the United States Trustee, no less than five Business Days prior to the commencement of the

Confirmation Hearing. The treatment of any Allowed Claim within Class B that is not identified in said Schedules 4.2(A) or 4.2(B) shall be in the manner set forth in Section 4.2.3 hereinbelow. The alternative manners of treatment of such Claims are as follows:

                     4.2.1. Reinstatement. Any and all defaults shall be Cured, and any and all damages compensated, by the Reorganized Debtor (as to Claims secured by Hammer Assets) or by the Distribution Agent (as to Claims secured by Non-Hammer Assets), to the extent and in the manner required by the provisions of Section 1124(2) of the Bankruptcy Code, as soon as practicable after such defaults and damages, if any, have been determined by agreement among such holder and such curing party, or by Final Order if no such agreement is reached; the maturity and terms of such Claim, or such other terms as have been agreed upon between such holder and such curing party, shall be reinstated pursuant to the provisions of Section 1124(2) of the Bankruptcy Code and shall be the obligation of only the Reorganized Debtor as to Claims secured by Hammer Assets, or the Distribution Agent as to Claims secured by Non-Hammer Assets.

                     4.2.2. Full Satisfaction. Such Allowed Secured Claim shall be paid in full by the Reorganized Debtor (as to Claims secured by Hammer Assets) or by the Distribution Agent (as to Claims secured by Non-Hammer Assets), or in such lesser amount as may be agreed upon by the holder of such Claim, as soon as practicable after such Claim becomes an Allowed Secured Claim, in exchange for which the holder of such Claim shall execute and deliver to the Reorganized Debtor or the Distribution Agent, as the case may be, all appropriate documentation reasonably necessary to evidence and effectuate a full release and discharge of all liens, security interests and obligations arising from such Claim. Notwithstanding anything to the contrary hereinabove, the Distribution Agent shall have no responsibility, obligation or liability pursuant to this Section 4.2.2 for the payment of any Claim secured by Hammer Assets, and the Reorganized Debtor shall have no responsibility, obligation or liability pursuant to this Section
           4.2.2 for the payment of any Claim secured by Non-Hammer Assets.

                     4.2.3. Abandonment, Foreclosure and Deficiency. Such holder shall be permitted to remove, at its own cost and peril, and at a time mutually convenient to such holder and the Reorganized Debtor (as to Hammer Assets) or the Distribution Agent (as to Non-Hammer Assets), and foreclose upon, such property as to which it holds a perfected security interest in conformity with applicable provisions of the Uniform Commercial Code or other applicable law.

                                    ARTICLE V
                          TREATMENT OF IMPAIRED CLASSES

           Classes of impaired Claims and Interests shall be treated as follows:

           5.1. Class C (Convenience Claims). In lieu of treatment under Section
5.2 of the Plan, and in full satisfaction and discharge of all Allowed Claims within Class C, each holder of an Allowed Convenience Claim who does not make the election described in Section 5.1.1 hereinbelow, shall receive from the Distribution Agent, on or before sixty (60) days after the Effective Date, or such later date as such Claim becomes an Allowed Claim, Cash equal to ten percent (10%) of the amount of such Allowed Convenience Claim, provided:

                     5.1.1. Opt-Out Election. Any holder of a Convenience Claim may, by written election served upon, and actually received by, the Debtor's general bankruptcy counsel on or prior to the deadline for submission of Ballots, elect to be treated within Class D.

                     5.1.2. Opt-In Election. A holder of a Claim in excess of $3,000.00 may, by written election actually received by the Debtor's general bankruptcy counsel on or prior to the deadline for submission of Ballots, reduce such Claim to $3,000.00, in which case such Claim shall be treated as a Convenience Claim. In the event of such election, the Claim amount in excess of $3,000.00 shall be deemed fully released, waived and discharged.

           5.2. Class D (General Unsecured Claims). All Allowed Claims within Class D shall be deemed fully satisfied and discharged by the distributions of Cash and Reorganized Shares pursuant to the provisions of Sections 5.2.1 and 5.2.4, respectively, as follows:

                     5.2.1. Cash Distributions. Subject to each of the provisions of Section 5.2 herein, each holder of an Allowed Claim within Class D shall receive pro-rata Cash payments from the Distribution Estate on account of such Claim, as follows:

                               5.2.1.1. Payments Commenced. No later than June
                     30, 1998 as directed by the Committee, and thereafter in accordance with the provisions of Section 7.8.6 hereinbelow, the Distribution Agent shall make Cash payments from the Distribution Estate upon all Allowed Claims within Class D, to the extent of available funds and based upon the calculations described in Section 5.2.2 hereinbelow.

                               5.2.1.2. Payments Ceased. Such Cash payments
                     shall cease once all funds reasonably anticipated to be received into the Distribution Estate, have been exhausted.

                     5.2.2. Pro-Rata Calculations. Cash payments and stock distributions made pursuant to Sections 5.2.1 and 5.2.4, respectively, shall be made on a pro-rata basis to holders of all such Allowed Claims (with reserves for Disputed Claims). The aggregate of all such Cash payments made by the Distribution Agent at any one time shall be equal to all of the available Cash in the Distribution Estate, (i) less the amount of Cash reserves which the Distribution Agent determines may be required in order to satisfy the Distribution Agent's other obligations under the terms of the

           Plan, including full distributions upon Allowed Nonclassified Priority Claims pursuant to Section 3.4.1 hereinabove, distributions upon Allowed Claims within Classes A, B and C pursuant to Sections 4.1, 4.2.1, 4.2.2 and 5.1 hereinabove, Cures with respect to executory contracts pursuant to Section 6.4.2 hereinbelow, and future anticipated expenses, such as postconfirmation administrative fees and costs and quarterly fees owing to the United States Trustee, pursuant to Section 7.10 hereinbelow; and (ii) less a reserve for Disputed Claims, equal to the aggregate amount of pro-rata distributions that would be made on Disputed Claims, if Allowed in full, or such lesser amounts as may be established by the Bankruptcy Court following notice and an opportunity for hearing; provided, however, that if the Distribution Agent determines that the amount of funds available for distribution, net of such reserves, is too small to be efficiently distributed, relative to the costs of distribution, such distribution may be deferred until the next distribution due.

                     5.2.3. Pari Passu Treatment. Notwithstanding anything to the contrary elsewhere in the Plan, all Claims arising from the Public Debt Securities (i.e., the Notes and the Debentures) shall be treated as Claims, to the extent Allowed, within Class D, and shall be treated on a pari passu basis, without subordination between them. Any claims between holders of Notes and holders of Debentures, including without limitation any issues of subordination with respect to the obligations of the Debtor in connection with the Public Debt Securities, shall be deemed compromised and settled in accordance with the provisions of this Plan, which, among other things, shall be deemed to constitute sufficient consideration for the pari passu treatment of such Claims.

                     5.2.4. Stock Distribution. Subject to each of the provisions of this Section 5.2, the Distribution Agent shall distribute all Reorganized Shares received by the Distribution Estate pursuant to Section 8.1.1 hereinbelow as follows:

                               5.2.4.1. Pro Rata. Such Reorganized Shares shall
                     be distributed on account of all Allowed Claims within Class D, based upon the pro-rata calculations described in
                     Section 5.2.2 hereinabove.

                               5.2.4.2. Value. Each such Reorganized Share, when
                     distributed, shall be deemed to have a value of $0.325 for purposes of calculating distributions upon, and satisfaction of, Allowed Claims within Class D.

                               5.2.4.3. Fractional and Remainder Shares.
                     Notwithstanding the pro-rata calculation provided for in
                     Section 5.2.2, only whole numbers of Reorganized Shares shall be distributed in accordance with Section 5.2 of this Plan. Whenever the Pro-Rata calculation provided for in said Section 5.2.2 would otherwise entitle a holder of an Allowed Class D Claim to a distribution of a number of Reorganized Shares that is not a whole number, the actual number of Reorganized Shares to be distributed to such holder shall be rounded to the next higher or lower whole number as follows:

                                          (i) fractions of 4/5 or greater
                               shall be rounded to the next higher whole number; and

                                          (ii) fractions of less than 4/5 shall
                               be rounded to the next lower whole number.

                     No consideration shall be provided in lieu of fractional shares that are rounded down. In the event that any Reorganized Shares remain in the Distribution Estate after the distribution in accordance with the terms of Section
                     5.2.4 hereof, the Distribution Agent shall dispose of such remaining Reorganized Shares as an asset of the Distribution Estate in accordance with the terms of Section
                     7.8.3 of this Plan.

                     5.2.5. Subordination. Except as expressly provided in
           Section 5.2.3 hereinabove, no provision of the Plan shall be construed to impair, prohibit or prejudice the right of any party, including without limitation the Distribution Agent, to seek the subordination of distributions upon any Allowed Claim within Class D, in whole or in part, to distributions upon some or all other Allowed Claims within Class D, whether pursuant to the provisions of Section 510(a) or (c) of the Bankruptcy Code or otherwise.

                     5.2.6. Provisions Affecting Public Debt Securities. The following provisions shall affect each of the Indentures and all distributions made under the Plan on account of Claims arising from Public Debt Securities:

                               5.2.6.1. Record Date. The Bankruptcy Court, in
                     the order approving the Disclosure Statement, shall designate a record date for the holders of Public Debt Securities (the "Record Date"). As of the Record Date, the transfer registers (the "Registers") in respect of each issue of Public Debt Securities shall be closed for purposes of determining the holders of such Public Debt Securities which are entitled to vote and receive distributions under the Plan, and neither the Indenture Trustees nor the Distribution Agent shall be under any obligation to recognize the transfer of any Public Debt Securities occurring after the Record Date for purposes of voting or distributions. The Distribution Agent and each Indenture Trustee shall recognize and deal for all purposes under the Plan and each respective Indenture only with holders of record of the Public Debt Securities as of the close of business on the Record Date.

                               5.2.6.2. Manner of Distributions; Surrender of
                     Public Debt Securities. All distributions provided for under the Plan to holders of Public Debt Securities shall be distributed to the appropriate Indenture Trustee for application pursuant to the provisions of its respective Indenture, including, without limitation, those provisions which govern the priority of distribution and the rights, duties, indemnification and compensation of such Indenture Trustee (subject to all other provisions of this Section 5.2.6). As of the Effective Date, all outstanding Public Debt Securities shall be deemed cancelled and exchanged for the right to receive distributions pursuant to the terms of the Plan, and the rights of holders of such Public Debt Securities shall thereafter be governed solely by the terms of the Plan and, subject to the provisions of Section 5.2.6.3 of the Plan, by applicable provisions of the Indentures. As a condition to receiving distributions provided for by the Plan in respect of Public Debt Securities, the holder of a Public Debt Security as of the Record Date must (a) surrender or cause to be surrendered to the appropriate Indenture Trustee the original Note or Debenture held by it, or (b) unless waived by the Indenture Trustee in writing, in the event that such holder is unable to surrender his original Note or Debenture because the same has been lost, destroyed, stolen or mutilated, furnish such Indenture Trustee with (i) an executed affidavit of loss and indemnity with respect thereto in a form customarily utilized for such purpose that is reasonably acceptable to the Indenture Trustee, or (ii) a bond in such amount and in form as such Indenture Trustee shall reasonably direct, sufficient to indemnify such Indenture Trustee against any claim made against the Indenture Trustee on account of such alleged loss, destruction, theft or mutilation or the distribution of property hereunder. All Public Debt Securities surrendered to the appropriate Indenture Trustee shall be marked "Compromised and Settled only as provided in the Debtor's Plan of Reorganization" and surrendered to the Reorganized Debtor.

                               5.2.6.3. Compensation of Indenture Trustees. The
                     Indenture Trustees, the Debtor, the Distribution Agent, holders of Public Debt Securities, other Claimants and all of their respective successors-in-interest shall be deemed to reserve all rights, claims and defenses with respect to any claims for compensation, reimbursement or indemnification which either Indenture Trustee may assert (whether or not pursuant to Section 503(b)(5) of the Bankruptcy Code), subject to the following:

                                          5.2.6.3.1. From Estate. To the extent
                               that either Indenture Trustee may seek, from time to time, payment of Claims for compensation, reimbursement or indemnification from the Distribution Estate, whether as Nonclassified Priority Claims or as Class D Claims, such Claims must be filed in accordance with applicable deadlines established by Section 3.2 hereinabove, other provisions of the Plan or orders of the Bankruptcy Court, and the Distribution Agent and all other parties in interest shall be entitled to object thereto in accordance with applicable provisions of the Plan.

                                          5.2.6.3.2. From Distribution. To the
                               extent that either Indenture Trustee may seek, from time to time, payment of compensation, reimbursement or indemnification as a deduction from, or lien against, funds held or received by such Indenture Trustee for distribution upon Claims arising from the Public Debt Securities, in accordance with the terms of the respective Indenture, such payment shall be made only upon notice and opportunity for hearing given to all holders of such Claims. In the event that any such holder objects and requests a hearing thereon in writing within twenty (20) days following receipt of such notice, such payment shall not be made without an order of the Bankruptcy Court (or, if the Bankruptcy Court is determined to lack proper jurisdiction therefor, then a court with competent jurisdiction) approving or awarding such payment (upon such standards as such court determines proper). Nothing set forth herein shall in any manner prejudice any rights of holders of Public Debt Securities or the Distribution Agent to challenge the right of either Indenture Trustee to receive any compensation, reimbursement or indemnification whatsoever, or to assert a lien or right of deduction therefor.

                               5.2.6.4. Unclaimed Distributions. If any holder
                     of a Public Debt Security as of the Record Date cannot be located or fails to satisfy the conditions precedent to receipt of a distribution under the Plan within one year after the Effective Date, then the distributions in respect of such holder, or the proceeds thereof and interest thereon, shall be returned to the Distribution Agent for distribution in accordance with this Section 5.2.

           5.3. Class E (Interests). All Interests within Class E, including without limitation Rescission Claims, shall be treated as follows:

                     5.3.1. No Distributions. All such Interests shall be deemed fully and finally released and discharged as of the Effective Date, and no distributions whatsoever shall be made upon such Interests from the Distribution Estate or by the Reorganized Debtor.

                     5.3.2. Cancellation. As of the Effective Date, all shares of stock, regardless of class or preference rights, and all options, warrants and other rights affecting stock, giving rise to any Interests shall be deemed fully and finally cancelled, annulled and extinguished and of no further force or effect whatsoever.

                                   ARTICLE VI
                               EXECUTORY CONTRACTS

           6.1. Generally. Unexpired executory contracts, including without limitation unexpired leases, to which the Debtor is a party as of the Effective Date, entered into by the Debtor prior to the Petition Date, shall be treated in the manner set forth in this Article VI.

           6.2. Assumption and Rejection. The assumption and rejection of executory contracts shall be determined as follows:

                     6.2.1. Schedule. No less than ten (10) days prior to the commencement of the Confirmation Hearing, the Debtor shall file with the Bankruptcy Court, and serve upon the United States Trustee, the Committee and each party to a contract identified therein, a schedule (the "Schedule 6.2.1") identifying the following: (a) each executory contract to be assumed by the Reorganized Debtor as of the Effective Date; (b) each executory contract to be assumed by the Distribution Estate as of the Effective Date; and (c) the amount of any monetary default that must be Cured in order to assume each such contract under the provisions of Section 365(b)(1) of the Bankruptcy Code.

                     6.2.2. Rejection. Except as otherwise provided elsewhere in the Plan or by the terms of the Confirmation
           Order, as of the Effective Date, all executory contracts, including without limitation all employment contracts and employee compensation or benefit plans or programs, shall be deemed rejected as of the Effective Date, except for any executory contract (i) which is listed on Schedule 6.2.1 to be assumed, or (ii) which has been assumed by the Debtor pursuant to an order of the Bankruptcy Court entered prior to the Effective Date.

                     6.2.3. Assumption. As of the Effective Date: (a) all executory contracts that are assumed pursuant to the provisions of Section 6.2.1(a) hereinabove shall be deemed assumed by the Reorganized Debtor; (b) all executory contracts that are assumed pursuant to the provisions of Section
           6.2.1(b) hereinabove shall be deemed assumed by the Distribution Estate; and (c) all executory contracts that are assumed pursuant to the provisions of Section 6.2.2(ii) hereinabove shall be deemed assumed by the Distribution
           Estate.

           6.3. Cure Amounts. Within five (5) Business Days following the Confirmation Date, the Committee, the United States Trustee and any party to an executory contract listed therein may file, and serve upon the Debtor, the Committee, the United States Trustee and such contract party, an objection to
Schedule 6.2.1 to the extent that it disputes the Cure amount stated for a particular contract. The amounts set forth in Schedule 6.2.1 shall be conclusively presumed to be the amounts of Cure, if any, for each contract identified therein, unless, and except to the extent, that an objection is timely filed and served in accordance with the provisions of this Section 6.3. Any amount of Cure in excess of those set forth in the Schedule 6.2.1 or such timely filed objections shall be fully discharged and barred, and shall not be a liability of the Reorganized Debtor or the Distribution Estate to any extent.

           6.4. Payment of Cure. Any and all cash payments necessary to Cure defaults existing under the executory contracts assumed pursuant to the provisions of Section 6.2 herein shall be paid as follows:

                     6.4.1. Payment by Reorganized Debtor. Such Cure amounts shall be paid by the Reorganized Debtor from its own funds with respect to any executory contract identified for assumption in
           Schedule 6.2.1 pursuant to the provisions of Section 6.2.1(a) hereinabove, and the Distribution Agent shall have no responsibility or liability therefor whatsoever.

                     6.4.2. Payment by Distribution Agent. Such Cure amounts shall be paid by the Distribution Agent from funds of the Distribution Estate with respect to any executory contract to be assumed other than those identified for assumption in Schedule 6.2.1 pursuant to the provisions of Section 6.2.1(a) hereinabove, and the Reorganized Debtor shall have no responsibility or liability therefor whatsoever.

                     6.4.3. Timing of Payment. All such payments of Cure amounts shall be paid by the later of the following dates: (a) on the Effective Date, or on such later date as to which the holder of the right to such Cure may have consented; or (b) on the date when such Cure of defaults becomes due according to contractual, statutory or other terms applicable thereto, provided that if an objection timely filed and served pursuant to the provisions of Section 6.3 hereinabove identifies a larger amount for the Cure of a contract, the undisputed portion shall be paid in accordance with the foregoing sentence and the difference in amounts shall be paid to the extent and when allowed by a Final Order of the Bankruptcy Court determining the amount of such Cure.

           6.5.  Approval of Assumption or Rejection.  Entry of the
Confirmation Order shall constitute (i) the approval, pursuant to the provisions of Section 365(a) of the Bankruptcy Code, of the assumption of the executory contracts assumed pursuant to the provisions of Section 6.2 hereinabove; (ii) the extension of time pursuant to the provisions of Section 365(d)(4) of the Bankruptcy Code within which the Debtor may assume or reject the executory contracts specified in Section 6.2 hereinabove through the Effective Date; and
(iii) the approval, pursuant to the provisions of Section 365(a) of the Bankruptcy Code, of the rejection of the executory contracts rejected pursuant to the provisions of Section 6.2 hereinabove.

           6.6. Bar Date for Rejection Claims. Except to the extent that the Bankruptcy Court, the Bankruptcy Code or the Bankruptcy Rules may establish an earlier deadline with regard to the rejection of particular executory contracts, any Claims arising out of the rejection of executory contracts pursuant to the provisions of Section 6.2 herein must be filed with the Bankruptcy Court and served upon all parties identified in the Postconfirmation List no later than thirty (30) days after the Effective Date. Any Claims not filed within such time will be forever barred from assertion against the Distribution Estate, and will not receive any distributions therefrom. Any Claims arising from the rejection of executory contracts (a) may be asserted only as Claims against the Distribution Estate; (b) may be asserted only to the extent permitted by Section 365(g) of the Bankruptcy Code; (c) shall be classified and treated within the treatment of Classes C or D, as the case may be; and (d) shall not be claims against the Reorganized Debtor to any extent.

                                   ARTICLE VII
                         MEANS FOR EXECUTION OF THE PLAN

           7.1. Plan Effectiveness. The Plan shall become fully effective and binding upon all parties on the Effective Date.

           7.2. Vesting of Estate Property. As of the Effective Date, pursuant to the provisions of Section 1123(b) of the Bankruptcy Code and otherwise, the assets of the Debtor's estate shall vest as follows:

                     7.2.1. Vesting in Reorganized Debtor. Subject to the provisions of Section 7.2.3 hereinbelow, all title, ownership and interests of the Debtor's estate in all Hammer Assets, shall be deemed preserved and re-vested in, and fully owned and possessed by, the Reorganized Debtor, free and clear of all claims, liens, security interests and obligations other than those that are expressly created or preserved by the provisions of this Plan or the Confirmation Order.

                     7.2.2. Vesting in Distribution Estate. All title, ownership and interests of the Debtor's estate in all Non- Hammer Assets shall be deemed preserved and retained in, and fully owned and possessed by, the Distribution Estate, free and clear of all claims, liens, security interests and obligations other than those that are expressly created or preserved by the provisions of this Plan or the Confirmation Order.

                     7.2.3. Preletz Group Withdrawal. In the event that the Preletz Group timely and properly withdraws its support and commitment to the Plan, following ten (10) days' written notice to the Debtor and to the Committee and prior to the Effective Date, due to a material adverse change in the operations of the Debtor's Hammer Product Line business prior to the Effective Date, then (a) the provisions of Section
           7.2.1 hereinabove shall be inoperative, and as of the Effective Date all title, ownership and interests of the Debtor's estate in all Hammer Assets shall be deemed preserved and retained in, and fully owned and possessed by, the Distribution Estate, and (b) all such Hammer Assets shall thereafter be treated as Non-Hammer Assets for all purposes of the Plan.

           7.3. Hammer and Non-Hammer Assets. The terms "Hammer Assets" and "Non-Hammer Assets" shall have the following respective meanings:

                     7.3.1. Hammer Assets. Subject to the provisions of Section
           7.2.3 hereinabove, the "Hammer Assets" shall consist of each of the following assets, to the extent that such assets are property of the Debtor's estate immediately preceding the Effective Date:

                               7.3.1.1. All patents, trademarks and other
                     intellectual property owned by the Debtor and relating to the Hammer Product Line, including without limitation the license of Raidion patents received from Farrington pursuant to the provisions of Section 2.3.2 of the Patent Sale Agreement, but without any representations or warranties on behalf of the Debtor or its estate as to the enforceability, validity or status of such intellectual property rights or that such rights are sufficient to operate the Reorganized Debtor's business;

                               7.3.1.2. All inventory of components,
                     subassemblies and other material used to develop, assemble or manufacture any products or units within the Hammer Product Line;

                               7.3.1.3. The right to hire specified current
                     employees of the Debtor, subject to agreement between the Reorganized Debtor and individual employees as to the particular terms and conditions of ongoing employment, but without such agreements constituting conditions to the effectiveness of the Plan;

                               7.3.1.4. All goodwill, name, customer lists and
                     other general intangibles supporting or related to the Hammer Product Line;

                               7.3.1.5. All executory contracts, including
                     equipment leases, vendor contracts and license agreements, which are identified in Schedule 6.2.1 pursuant to the provisions of Section 6.2.1(a) of the Plan;

                               7.3.1.6. All cash and cash equivalents (excluding
                     restricted accounts), other than the net proceeds of bulk sales of Non-Hammer Assets, owned or held by the Debtor immediately preceding the Effective Date;

                               7.3.1.7. All accounts and accounts receivable
                     arising from sales by the Debtor within the Hammer Product Line, to the extent owned or held by the Debtor immediately preceding the Effective Date;

                               7.3.1.8. Specific units of equipment owned or
                     leased by the Debtor, subject to the following: (a) if such equipment is unencumbered, it must be identified in writing by the Preletz Group to the Debtor and to the Committee at least ten (10) days prior to the Effective Date; (b) if such equipment is leased by the Debtor, it must be pursuant to an executory contract identified in Schedule 6.2.1 pursuant to the provisions of Section

                     6.2.1(a) of the Plan; and (c) to the extent that such equipment is encumbered by a lien, it must be identified in
                     Schedule 4.2(B) pursuant to the provisions of Section 4.2 of the Plan; and

                               7.3.1.9. All causes of action owned by the Debtor
                     immediately preceding the Effective Date other than those constituting Non-Hammer Assets pursuant to the provisions of Section 7.3.2.7 hereinbelow.

                     7.3.2.  Non-Hammer Assets.  Subject to the provisions of
           Section 7.2.3 hereinabove, the "Non-Hammer Assets" shall consist of all assets of the Debtor immediately preceding the Effective Date other than the Hammer Assets, and shall include without limitation the following:

                               7.3.2.1. All inventory within the Raidion Product
                     Line and owned by the Debtor immediately preceding the Effective Date;

                               7.3.2.2. All accounts receivable arising from
                     sales by the Debtor within the Raidion Product Line and existing immediately preceding the Effective Date;

                               7.3.2.3. All cash and cash equivalents
                     constituting net proceeds of any bulk sales of assets within the Raidion Product Line and approved by the Bankruptcy Court pursuant to Section 363(b) of the Bankruptcy Code, including without limitation the net proceeds of the patent sale to Farrington and the net proceeds of the bulk sale to PTG;

                               7.3.2.4. All real property and improvements owned
                     by the Debtor and located in Chatsworth, California;

                               7.3.2.5. The unsecured promissory note issued by
                     Titanium Memory Systems, Inc. or an affiliate in the original principal amount of $500,000, and all related rights thereunder;

                               7.3.2.6. All shares of stock of Concentric
                     Network Corporation, and any and all net proceeds from the sale thereof, owned by the Debtor immediately preceding the Effective Date; and

                               7.3.2.7. All causes of action arising from the
                     avoidance powers set forth in Sections 544, 545, 546, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code, and all other causes of action owned by the Debtor immediately preceding the Effective Date other than causes of action arising from, or necessary to the enforcement or benefit of, Hammer Assets.

           7.4. Effective Date Actions. As of the Effective Date, the Debtor, the Committee, the Preletz Group, the Distribution Agent and others shall take the following actions, and execute and deliver the following documents; provided that if any such party fails to so act, the Reorganized Debtor or the Distribution Agent shall be authorized to so act on such party's behalf, pursuant to an order of the Bankruptcy Court issued on no less than five (5) Business Days' notice under the provisions of Section 1142(b) of the Bankruptcy Code; provided further that if Section 7.2.3 hereinabove becomes operative due to a timely and proper withdrawal by the Preletz Group, then none of the provisions of Sections 7.4.1, 7.4.3, 7.4.4, 7.4.5(b), 7.4.6 or 7.4.7 hereinbelow shall become effective; and provided finally that as to all payments and other actions required of the Distribution Agent on the Effective Date by the terms of this Section 7.4, the Distribution Agent may rely fully upon specific directions provided jointly by the Debtor and the Committee:

                     7.4.1. Revesting of Hammer Assets. As of the Effective Date, in exchange, among other things, for the issuance of Reorganized Shares to the Distribution Estate pursuant to Section
           8.1.1 hereinbelow and the opportunity of creditors to acquire additional shares pursuant to Section 8.2 hereinbelow, all of the Hammer Assets shall revest in the Reorganized Debtor, free and clear of all liens, Claims, charges, interests and other encumbrances other than those expressly created or preserved by the terms of the Plan.

                     7.4.2. Retention of Non-Hammer Assets. As of the Effective Date, all of the Non-Hammer Assets shall be retained by the Distribution Estate, free and clear of all liens, Claims, charges, interests and other encumbrances other than those expressly created or preserved by the terms of the Plan.

                     7.4.3. Preletz Group Contribution. On the Effective Date, the Preletz Group shall contribute Cash to the Reorganized Debtor, in exchange for Reorganized Shares, as set forth in Section 8.1.3 hereinbelow.

                     7.4.4. Participating Creditors' Contribution. On the Effective Date, the Participating Creditors shall contribute Cash to the Reorganized Debtor, in exchange for Reorganized Shares, as set forth in Section 8.1.2 hereinbelow.

                     7.4.5. Cancellation and Issuance of Stock. On the Effective Date, (a) all Interests, including without limitation shares of stock of the Debtor and all warrants and options therefor, shall be deemed fully cancelled, terminated and of no further force or effect whatsoever, pursuant to the provisions of Section 5.3.2 hereinabove; and (b) the Reorganized Debtor shall then and thereafter issue the Reorganized Shares as set forth in Section 8.1 of the Plan.

                     7.4.6. Modification of Articles and By-Laws. As of the Effective Date, the Reorganized Debtor shall be deemed to have modified its charter, articles of incorporation and by-laws in accordance with the provisions of Section 8.3 hereinbelow.

                     7.4.7. Payments by Reorganized Debtor. On and after the Effective Date, the Reorganized Debtor shall make payments as and when required of it by the provisions of Sections 3.4.2, 4.2.1, 4.2.2, 6.4.1 and 7.13 of the Plan.

                     7.4.8. Payments by Distribution Agent. The Distribution Agent shall (a) pay such amounts to the holders of Allowed Priority Claims and Allowed Secured Claims as required by the provisions of Sections 4.1, 4.2.1 and 4.2.2 hereinabove, respectively; and (b) pay such Cure amounts as required by the provisions of Section 6.4.2 hereinabove.

                     7.4.9. Other Releases of Liens and Instruments. Holders of Secured Claims shall execute such documents as reasonably presented by the Reorganized Debtor or the Distribution Agent, as the case may be, in order to effectuate the release of liens and instruments contemplated by the provisions of Section 4.2.2 hereinabove, to the extent identified in Schedules 4.2(A) or 4.2(B) for treatment in accordance with the terms of Section 4.2.2 hereinabove. In addition, without limiting the generality of the foregoing, on and after the Effective Date, each holder of an instrument evidencing a Claim shall surrender such instrument to the Reorganized Debtor or the Distribution Agent, as the case may be, upon request. No distribution under the terms of the Plan shall be made to or on behalf of any holder of a lien or instrument unless and until the same has been surrendered, and the lien has been released pursuant to a document in recordable, acceptable form, as requested by the Reorganized Debtor or the Distribution Agent, as the case may be.

                     7.4.10. Distribution Estate Accounts. The Distribution Agent shall establish one or more bank accounts for the maintenance of funds on behalf of the Distribution Estate, and shall deliver to the Bankruptcy Court evidence of the issuance of a fidelity bond, consistent with the requirements of Sections 7.8.1 and 7.7.2, respectively, of the Plan.

                     7.4.11. Other Documents. The Reorganized Debtor and the Distribution Agent, as appropriate, shall execute and deliver such documents, and take such actions, as reasonably necessary to complete and evidence the disposition of assets, vested in either the Reorganized Debtor or the Distribution Estate, as contemplated by the terms of the Plan.

           7.5.  Other Actions.  The Debtor, the Committee, the Preletz
Group, the Distribution Agent and all Claimants and other parties in interest shall take such other actions, and execute such other documents, as are reasonably necessary to consummate the transactions described in this Plan, and the Reorganized Debtor shall be free to operate its business and financial affairs, and to use the Hammer Assets as its own, as it deems appropriate at all times following the Effective Date, subject only to the express terms of the Plan.

           7.6. Preservation and Vesting of Causes of Action. As of the Effective Date, each right, claim, avoiding power or cause of action arising under Sections 502, 506, 510, 541, 542, 543, 544, 545, 546, 547, 548, 549, 550,
551, 552 and 553 of the Bankruptcy Code in favor of the Debtor's estate shall be deemed fully preserved. All such rights, claims, avoiding powers and causes of action shall vest as follows:

                     7.6.1. Vesting in Reorganized Debtor. As of the Effective Date, any such rights, claims and causes of action, but no such avoiding powers, that are Hammer Assets shall vest in the Reorganized Debtor; and

                     7.6.2. Vesting in Distribution Estate. As of the Effective Date, the Distribution Estate shall be vested with all such avoiding powers, and all other such rights, claims and causes of action that are not Hammer Assets.

           7.7. Distribution Agent. The Distribution Agent shall be selected, and shall serve, as follows:

                     7.7.1. Selection. As soon as practicable following the Confirmation Date, the Committee shall select the Distribution Agent, on compensation terms acceptable to the Distribution Agent, effective as of the Effective Date, and shall file with the Bankruptcy Court a notice of such selection.

                     7.7.2. Responsibility and Fidelity. At all times on and after the Effective Date, the Distribution Agent shall have sole responsibility for maintaining the Distribution Estate and in making disbursements thereof and disbursements therefrom in accordance with the terms of the Plan, pursuant to the provisions of Section 7.8 hereinbelow, and preserving, enforcing and otherwise disposing of the Distribution Estate's rights, entitlements, property and claims. Upon the Distribution Agent's employment, unless the Debtor and the Committee agree otherwise, the Distribution Agent shall furnish to the Bankruptcy Court and to the Debtor, the Committee and the United States Trustee evidence of the issuance of a fidelity bond covering all of the Distribution Agent's services under the Plan, in an amount agreed upon by the Debtor and the Committee, or else as established by the Bankruptcy Court, which amount may be adjusted from time to time after the Effective Date by the Bankruptcy Court on motion by a party in interest served upon all parties listed in the Postconfirmation List.

                     7.7.3. Tenure and Replacement. The Distribution Agent shall serve at all times at the pleasure and direction of the Committee. The Committee may terminate the Distribution
           Agent's appointment at any time, with or without cause, in which case such termination shall become effective, and the Distribution Agent shall turn over all of his/her records, upon the Committee's appointment of a replacement Distribution Agent upon terms acceptable to the Committee and such replacement agent.

           7.8. Distribution Estate. The Distribution Agent shall administer the Distribution Estate, subject to each of the following provisions:

                     7.8.1. Accounts. Immediately upon the Effective Date, the Distribution Agent shall establish one or more deposit accounts with financial institutions approved by the Office of the United States Trustee or the Bankruptcy Court or otherwise qualified pursuant to the provisions of Section 345 of the Bankruptcy Code, for the maintenance of funds of the Distribution Estate. Whenever possible and practical, the Distribution Agent shall arrange for the accrual and earning of interest upon funds held within the Distribution Estate.

                     7.8.2. Distribution Agent's Duty. It shall be the duty of the Distribution Agent to liquidate all of the assets of the Distribution Estate, and to resolve all Claims thereagainst, in a manner reasonably intended and designed to maximize recoveries by recipients of distributions from such estate, consistent with sound and prudent principles of cash and asset management, subject to all applicable terms and conditions of Section
           7.8.3 hereinbelow and upon instruction of the Committee. The Distribution Agent shall report regularly and in detail to the Committee, as frequently as events dictate or the Committee directs, as to the status of the administration of the Distribution Estate.

                     7.8.3. Administration. In disposing of the assets of the Distribution Estate, and in resolving Claims and other issues affecting the Distribution Estate, the Distribution Agent may dispose of assets, compromise controversies and otherwise administer the Distribution Estate in a manner determined by the Distribution Agent to be in the best interests of the Distribution Estate, subject to each of the following terms and conditions:

                               7.8.3.1. Smaller Sales. The Distribution Agent
                     may sell any asset or set of assets of the Distribution Estate in a single sale or a related set of sales, with the express, written approval of the Committee but without the notice procedure as set forth in Section 7.8.3.2 hereinbelow, provided that the gross purchase price to be received by the Distribution Estate for such asset or set of assets does not exceed the sum of $50,000.00.

                               7.8.3.2. Other Dispositions. All dispositions of
                     assets of the Distribution Estate, including without limitation sales of assets and compromises of disputes, other than those sales described in Section 7.8.3.1 hereinabove may be made by the Distribution Agent only: (a) with the express, written approval of the Committee; and
                     (b) either (i) in the absence of a timely written objection received by the Distribution Agent within five (5) Business Days following written notice given to those parties listed in the Postconfirmation List, or (ii) in the event of such timely written notice, upon approval by the Bankruptcy Court on no less than five (5) Business Days' notice of a hearing thereon.

                     7.8.4. Deposits. All funds received by the Distribution Agent on behalf of the Distribution Estate on the Effective Date or thereafter, including all funds that constitute Non-Hammer Assets and all proceeds of other Non-Hammer Assets as sold, shall be deposited into the Distribution Estate.

                     7.8.5. Disbursements. Disbursements shall be made from the Distribution Estate only for the following purposes: (a) payment of reasonable fees and expenses of the Distribution Agent, his or her professionals, and the Committee's professionals, the Committee's members' reasonable out-of-pocket expenses (excluding members' professionals' fees and expenses), and quarterly fees of the United States Trustee, to the extent required by the provisions of Section

           7.10 hereinbelow; (b) payment of all distributions to the extent required by the provisions of Sections 3.4.1 (Nonclassified Priority Claims), 4.1 (Priority Claims), 4.2.1 and 4.2.2 (Secured Claims), 5.1 (Convenience Claims) and 6.4.2 (Executory contract Cures); and (c) periodic distributions upon Allowed Claims within Class D as required by the provisions of Section 5.2 hereinabove, to the extent of available funds; provided that no payments need be made upon Claims, other than within Class C (Convenience Claims), under the amount of $10.00 (a "De Minimis Amount"). A De Minimis Amount due such Claimant may be retained by the Distribution Agent and disbursed to such Claimant only if and when the Claimant has accrued the right to a distribution of $10.00 or more. The Distribution Agent may also round off, up or down, on disbursement amounts.

                     7.8.6. Periodic Distributions. Beginning on or before June 30, 1998 and thereafter only as and when directed by the Committee, until the Distribution Estate has been exhausted and terminated, the Distribution Agent shall make distributions upon Allowed Claims within Class D as required by Section 5.2 hereinabove.

                     7.8.7.  [INTENTIONALLY OMITTED].

                     7.8.8. Unclaimed Payments to Claimants. Distributions made by the Distribution Agent that are unclaimed for six (6) months following attempted distribution, including without limitation distributions of Cash or Reorganized Shares, shall be reinvested into the Distribution Estate, to be redistributed consistent with the terms of the Plan.

           7.9. Committee. The Committee shall continue to serve and function following the Effective Date, with all of the duties, obligations, defenses and immunities provided by the Plan or applicable provisions of the Bankruptcy Code, for the purpose of directing and monitoring the administration and distribution of the Distribution Estate, subject to the following:

                     7.9.1. Membership. In the event that any member of the Committee assigns, releases, transfers or otherwise ceases to hold all or substantially all of its Allowed Claim within Class D, such assignment, release, transfer or other disposition shall be deemed to constitute such member's resignation from the Committee. In the event that any member of the Committee resigns, is removed or otherwise becomes ineligible to serve as a member of the Committee, a replacement may be selected by the remaining Committee members from the holders of Allowed Claims within Class D.

                     7.9.2. Retention of Professionals. The Committee shall be entitled to retain, employ and compensate professionals, in order to assist with its obligations and rights under the terms of the Plan, subject to the requirements of Section 327 of the Bankruptcy Code regarding Bankruptcy Court approval, provided that entry of the Confirmation Order shall be deemed to constitute the Bankruptcy Court's approval of the Committee's continued retention of the law firm of Murray &

           Murray, A Professional Corporation, counsel for the Committee prior to the Effective Date, as the Committee's counsel on and after the Effective Date, to the extent that the Distribution Agent wishes to so retain such firm, without the necessity of formal application therefor.

           7.10.  Postconfirmation Fees and Expenses.  The Distribution
Agent shall be entitled, subject to the approval of the Committee, to retain, employ and compensate professionals, in order to assist with his or her obligations and rights under the terms of the Plan, and shall be entitled to receive compensation, subject to the following:

                     7.10.1. Court Approval. The requirements of Section 327 of the Bankruptcy Code regarding Bankruptcy Court approval of the retention of professionals shall pertain to professionals retained by the Distribution Agent, subject to the following: Entry of the Confirmation Order shall be deemed to constitute the Bankruptcy Court's approval of the Distribution Agent's retention of the law firms of Goldberg, Stinnett, Meyers & Davis, A Professional Corporation, and Murray & Murray, A Professional Corporation, counsel for the Debtor and the Committee, respectively, prior to the Effective Date, as the Distribution Agent's counsel on and after the Effective Date, to the extent that the Distribution Agent wishes to so retain such firms, without the necessity of formal application therefor.

                     7.10.2. Payment of Fees. All (a) fees and expenses of the Distribution Agent, his or her professionals, and the Committee's professionals, and out-of-pocket expenses of the Committee's members, earned or accrued on or after the Effective Date, and (b) quarterly fees owing to the United States Trustee and accruing for any period that includes any days occurring on or after the Effective Date, shall be payable from the Distribution Estate. All fees and expenses described in subpart (a) hereinabove shall be deemed allowed and approved, and shall be paid by the Distribution Agent from the Distribution Estate, upon ten (10) Business Days' notice to all parties listed in the Postconfirmation List, absent written objections within that period by a party in interest, or upon approval by the Bankruptcy Court in the event of such timely written objections.

                     7.10.3. Reporting to the United States Trustee. At all times on and after the Effective Date, the Distribution Agent shall comply with all applicable reporting and administrative regulations, including the payment of fees, if any, to the United States Trustee pursuant to the provisions of Section 1930 of Title 28 of the United States Code. Any such fees owing to the United States Trustee shall be measured solely by distributions or payments of Cash from the Distribution Estate, and not by any distributions, payments, transfers or other dispositions of funds or assets by the Reorganized Debtor on or after the Effective Date.

           7.11. Objections to Claims. On and after the Effective Date, the Distribution Agent and any other party in interest may file and serve timely objections or requests for subordination as to any claim, except as otherwise provided in the Plan, provided that such objections or requests are filed with the Bankruptcy Court, and served upon the Distribution Agent (unless the Distribution Agent is the objecting party), the Committee and the holder of such claim, within ninety (90) days following the Effective Date (or within ninety
(90) days following the filing of such claim, if later).

           7.12. Term of Injunctions and Stays. Unless otherwise provided herein or by an order of the Bankruptcy Court, any injunctions or stays issued or effective as of the Confirmation Date in the Chapter 11 Case, whether under the provisions of Sections 105 or 362 of the Bankruptcy Code or otherwise, shall remain in full force and effect until the Effective Date.

                                  ARTICLE VIII
               CAPITALIZATION AND GOVERNANCE OF REORGANIZED DEBTOR

           8.1. Capitalization of Reorganized Debtor. On and after the Effective Date, unless Section 7.2.3 hereinabove becomes operative due to a timely and proper withdrawal by the Preletz Group, the Reorganized Debtor shall be authorized to issue up to 20,000,000 shares of common stock, the Reorganized Shares, provided that of such amount, (a) 5,000,000 shares may be issued at any time at the discretion of the Reorganized Debtor's board of directors in its business judgment, in return for new capital investments by the

Preletz Group or by one or more third parties, at a per-share price that is not less than the greater of (i) $1.00 and (ii) current market value, to the extent that such market value can be reasonably ascertained; and (b) the other 15,000,000 shares may be issued only upon the following terms:

                     8.1.1. Estate's Shares. On the Effective Date, the Reorganized Debtor shall issue 3,500,000 Reorganized Shares to the Distribution Estate, in exchange for, among other things, the revesting of the Hammer Assets in the Reorganized Debtor.

                     8.1.2. Participating Creditors' Shares. On the Effective Date, the Reorganized Debtor shall issue the Subscription Reorganized Shares (2,000,000 Reorganized Shares) to Participating Creditors, in exchange for their aggregate contribution of Cash of $650,000.00, pursuant to the provisions of Section 8.2 hereinbelow.

                     8.1.3. Preletz Group Shares. On the Effective Date, the Reorganized Debtor shall issue 2,000,000 Reorganized Shares to the Preletz Group, or its nominees, in exchange for its contribution of Cash of $650,000.00, pursuant to the provisions of Section 7.4.3 hereinabove.

                     8.1.4. Stock Option Shares. At any time on and after the Effective Date, the Reorganized Debtor, at its management's discretion, may issue up to 2,500,000 Reorganized Shares pursuant to "Employee Stock Options," as defined hereinbelow, subject to the following terms and conditions:

                               8.1.4.1. Employee Stock Options. The term
                     "Employee Stock Options" is defined as options granted by the Reorganized Debtor to employees (management and/or nonmanagement), directors and/or officers as incentive compensation, which options, to the extent issued to nonmanagement employees, shall not vest unless the grantee remains with the Reorganized Debtor (unless terminated without cause) for at least one year from the date of the option grant (or longer, if vesting in increments), and which options shall carry such other terms and conditions as are customary or as the Reorganized Debtor's management determines appropriate;

                               8.1.4.2. To Management. Not more than 1,000,000 such shares may be issued, without further conditions, to the Reorganized Debtor's management or to employees as determined by such management in its sole discretion; and

                               8.1.4.3. To Others. Not less than 1,500,000 such
                     shares shall be available to be issued to nonmanagement employees staged over time pursuant to Employee Stock Options approved by a majority of the board of directors of the Reorganized Debtor.

                     8.1.5. Additional Shares. In addition to the foregoing, the Reorganized Debtor may issue up to an additional 5,000,000 Reorganized Shares at any time, at the discretion of the Reorganized Debtor's management in its business judgment, for any or all of the following purposes (allocated among such purposes as the Reorganized Debtor's management chooses):

                               8.1.5.1. New Capital. In return for new capital
                     investments by the Preletz Group or by one or more third parties, at a per-share price that is not less than the greater of (a) $1.00 and (b) current market value, to the extent that such market value can be reasonably ascertained;

                               8.1.5.2. Preletz Group Options. To grant options
                     to the Preletz Group or their nominees exercisable upon the achievement of any of the following events, in the indicated share amounts:

                                          8.1.5.2.1. Up to 2,000,000 Reorganized
                               Shares in the event that the Reorganized Debtor remains operating, is generally paying its debts as they come due, and is not the subject of an order for relief under the provisions of the Bankruptcy Code, or an order for general receivership, as of the first anniversary of the Effective Date;

                                          8.1.5.2.2. Up to 1,500,000 Reorganized
                               Shares in the event that the Reorganized Debtor achieves a Market Value of at least $20,000,000; and

                                          8.1.5.2.3. Up to 1,500,000 Reorganized
                               Shares in the event that the Reorganized Debtor achieves a Market Value of at least $40,000,000; or

                               8.1.5.3. Additional Employee Options. To grant
                     additional Employee Stock Options to nonmanagement employees of the Reorganized Debtor.

           8.2. Creditors' Rights Offering. As of the Effective Date, unless
Section 7.2.3 hereinabove becomes operative due to a timely and proper withdrawal by the Preletz Group, 2,000,000 Reorganized Shares shall be issued in accordance with the provisions of Section 8.1.2 hereinabove to creditors participating in the following Creditors' Rights Offering, which offering shall be available to all Claimants (the "Eligible Claimants") asserting Claims which, if Allowed, will be treated within Class D herein, upon the following terms:

                     8.2.1. Subscription Rights. Each Eligible Claimant shall be deemed to have been issued a number of nontransferable rights (the "Subscription Rights"), each such right representing the right to subscribe for and purchase one of the 2,000,000 Reorganized Shares to be issued pursuant to Section 8.1.2 hereinabove (the "Subscription Reorganized Shares") for the Cash purchase price of $0.325 ($650,000 in the aggregate for all Subscription Rights to purchase all Subscription Reorganized Shares). Each Eligible Claimant will be deemed to have been issued a number of Subscription Rights (rounded up to the nearest whole number) which is equal to the product obtained by multiplying (i) .06666 by (ii) the Eligible Claimant's Interim Claim (as defined hereinbelow).
           Each Eligible Claimant will be required to exercise all of its

           Subscription Rights if it wishes to exercise any of its Subscription Rights at all; partial exercises will not be permitted.

                     8.2.2. Interim Claim. For purposes of calculations and distributions pursuant to the Creditors' Rights Offering solely, an Eligible Claimant's "Interim Claim" shall be the lesser of (a) the amount of the Eligible Claimant's timely filed Claim or the amount, if any, shown as undisputed, liquidated and noncontingent in the Schedules if no timely Claim has been filed; and (b) the estimated amount of the Claim, if such estimation has been made by the Bankruptcy Court pursuant to the provisions of Section 502(c) of the Bankruptcy Code prior to the Confirmation Date. The Debtor, the Committee or any other party in interest may seek such estimation of a Claim upon five (5) Business Days' notice and opportunity for a hearing provided to the Eligible Claimant holding such Claim.

                     8.2.3. Subscription Exercise. Subscription Rights must be exercised by duly completing, signing and dating the portion of the Ballot marked "Subscription Rights," and submitting such Ballot in a timely manner as stated on the Ballot. If the Subscription Rights portion of the Ballot is otherwise completed by an Eligible Claimant but states an amount of Subscription

           Rights different from the amount to which such Eligible Claimant is entitled, such Ballot shall be deemed corrected to state the correct amount of Subscription Rights, as determined by the Committee. If the Subscription Rights portion of the Ballot is otherwise incomplete or incorrectly stated, it may be deemed to be corrected or void, as determined by the Committee.

                     8.2.4. Standby Commitment. United Equities, which is an Eligible Claimant, shall exercise the Subscription Rights which will be deemed to have been issued to it, based upon an Interim Claim of approximately $2,500,000. In addition, United Equities shall purchase any and all Subscription Reorganized Shares which are not purchased by any other Eligible Claimant pursuant to the exercise of Subscription Rights.

                     8.2.5. Notification and Deposit. As soon as practicable following the calculation of exercised Subscription Rights pursuant to the foregoing provisions, the Committee shall notify each Eligible Claimant which has exercised its Subscription Rights (a "Participating Creditor"), including United Equities as to its standby commitment amount, of the number of Subscription Reorganized Shares that such Eligible Claimant shall purchase and the amount of the Cash purchase price (the "Subscription Payment") therefor. Upon receipt of such notification, each such Participating Creditor shall tender its Subscription Payment in Cash to the Committee's counsel by the deadline set forth in the notification (which deadline shall be no earlier than seven (7) days following the date of mailing of such notification.

                     8.2.6. Segregated Account. The Committee's counsel shall hold all Subscription Payments in a segregated account (using the Debtor's tax identification number), in trust for the Participating Creditors, and shall not disburse such funds for any purposes other than the following: (a) on the Effective Date, unless Section 7.2.3 hereinabove becomes operative due to a timely and proper withdrawal by the Preletz Group, all such funds (including any interest that may have been earned thereon) shall be disbursed to the Reorganized Debtor in exchange for the issuance of the Subscription Reorganized Shares pursuant to Section 8.1.2 hereinabove; or (b) if the Effective Date does not occur or Section 7.2.3 hereinabove becomes operative due to a timely and proper withdrawal by the Preletz Group, all such funds (including any interest that may have been earned thereon) shall be returned to those Participating Creditors who tendered such funds, proportionate to the amounts of such tenders.

                     8.2.7. Determinations by Committee. All determinations made by the Committee as to the Creditors' Rights Offering, including without limitation calculations of proper amounts of Subscription Rights, Subscription Reorganized Shares, Interim Claims and Subscription Payments, and determinations of the timeliness of exercises of Subscription Rights and the adequacy and completeness of information provided in the Subscription Rights portion of the Ballots, shall be in the Committee's sole discretion and judgment and shall be final and conclusive for all purposes, without an opportunity for challenge, appeal or dispute.

                     8.2.8. Untimely Contributions. In the event of untimely receipts, or lack of receipts, of Subscription Payments, the subscriptions to which they relate shall be automatically deemed void and such Subscription Rights shall be deemed reassigned to, and exercised by, United Equities, which shall deposit with the Committee's counsel such additional Subscription Payments immediately upon notification.

                     8.2.9. Distributions. Prior to the Effective Date, the Committee shall provide directions to the Debtor as to the final Subscription Payment, and amount of Subscription Reorganized Shares of each Participating Creditor in accordance with the foregoing provisions, and on the Effective Date, the Reorganized Debtor shall issue the 2,000,000 Subscription Reorganized Shares pursuant to such directions of the Committee.

                     8.2.10. Special Considerations. A purchase of the Subscription Reorganized Shares will involve a high degree of risk, and may result in the loss of the purchaser's entire investment.

           8.3. Corporate Governance of Reorganized Debtor. As of the Effective Date, unless Section 7.2.3 hereinabove becomes operative due to a timely and proper withdrawal by the Preletz Group, the Reorganized Debtor's corporate governance and operative parameters shall include the following, including modifications of its charter, articles of incorporation and by-laws to the extent appropriate:

                     8.3.1. Operational Control. The Preletz Group shall maintain all operational control of the Reorganized Debtor, including the appointment, compensation, employment and retention of the Reorganized Debtor's senior management, for at least three years following the Effective Date.

                     8.3.2. Board of Directors. The Reorganized Debtor's board of directors shall consist of five (5) directors, and the Preletz Group shall be entitled to select, remove and replace three (3) of those five directors at all times during the first three years following the Effective Date.

                     8.3.3. Formalized Provisions. The control provisions set forth in Sections 8.3.1 and 8.3.2 hereinabove shall be formalized by contractual provisions of shareholder agreements that shall be deemed adopted and accepted by all shareholders as of the Effective Date, and by modification of the Reorganized Debtor's articles of incorporation and bylaws.

                     8.3.4. Extraordinary Actions. Consent of the holders of a majority of issued and vested Reorganized Shares shall be required for certain extraordinary nonoperational actions, including but not limited to merger or consolidation with another entity, sale of a substantial portion (at least twenty percent (20%)) of the Reorganized Debtor's assets, commencement of a case under the Bankruptcy Code or consent to the appointment of a general receiver of the Reorganized Debtor's assets.

                     8.3.5. Relocation and Rent. Prior to the Effective Date, the Debtor shall relocate its operations and remaining assets and employees to new facilities, and shall vacate the premises occupied as of the Petition Date. On and after the Effective Date and until October 1, 1998, the Distribution Agent may use a portion of the new facilities rent-free for storage, and the Reorganized Debtor shall be solely responsible for all rent obligations arising from the occupancy of either the Distribution Agent or the Reorganized Debtor with respect to such facilities.

                     8.3.6. Free Services. Following the Effective Date until the first anniversary of the Effective Date, the Reorganized Debtor shall provide to the Distribution Agent, free of charge, the full-time services of Michael O. Preletz, and the services of other officers of the Reorganized Debtor on a part-time (20%) basis, in order to assist in the liquidation of the Raidion Product Line, as well as to review Claims based upon the Raidion Product Line. Notwithstanding the foregoing, the Distribution Agent shall not be required to retain Mr. Preletz or other officers of the Reorganized Debtor for any such services, and may release such individuals from continuation of such services at any time, at the Distribution Agent's sole discretion.

                     8.3.7. Public Market. The Reorganized Debtor shall use its best reasonable efforts to obtain or maintain registration and public listing of its shares at the earliest possible time, consistent with applicable securities laws, sound business judgment and prudent expenditures of funds, to permit holders of Reorganized Shares access to public markets to dispose of such shares if they so desire.

                     8.3.8. Prohibition. To the extent required by the provisions of Section 1123(a)(6) of the Bankruptcy Code, the Reorganized Debtor's charter shall be deemed amended as of the Effective Date so as to prohibit the issuance of nonvoting equity securities, and to provide, to the extent that more than one class of securities may exist, such distributions of voting power as are required by the provisions of said Section 1123(a)(6).

                                   ARTICLE IX
                      ASSUMPTION, DISCHARGE AND EXCULPATION

           9.1. Reorganized Debtor's Assumption of Liabilities. As of the Effective Date, the Reorganized Debtor shall be deemed to have assumed each of the following Claims and liabilities: (a) the Ordinary Course Expenses to the extent required by the provisions of Section 3.4.2 hereinabove; (b) any and all Hammer Contingent Claims; (c) rent obligations under the terms of the real property lease of the Debtor's new facilities, to the extent provided in Section
8.3.5 hereinabove; (d) obligations identified by the Preletz Group in Schedule 4.2(B) pursuant to the provisions of

Section 4.2 hereinabove, to the extent of reinstatement costs, reinstated obligations and full satisfaction costs; and (e) Cure payments and ongoing obligations with respect to those executory contracts identified in Schedule
6.2.1 pursuant to the provisions of Section 6.2.1(a) hereinabove. The Distribution Estate shall have no liability, responsibility or obligation with respect to any of the Claims or liabilities identified in subparts (d) or (e) herein. The Reorganized Debtor shall indemnify the Distribution Estate, and hold the Distribution Estate harmless, against any expenditures, damages, costs (including reasonable attorneys' fees and expenses) or distributions arising from the assertion against the Distribution Estate of any Claim or liability assumed by the Reorganized Debtor pursuant to the terms of this Section 9.1.

           9.2. Discharge. The rights afforded herein, and the treatment of all Claims and Interests set forth herein, shall be in full exchange for, and in complete satisfaction, discharge and release of, all Claims and Interests of any kind or nature whatsoever, whether known or unknown, matured or contingent, liquidated or unliquidated, existing, arising or accruing, whether or not yet due, prior to the Effective Date, including without limitation any Claims, or interest on Claims, accruing on or after the Petition Date, against the Debtor or its estate, or any assets or property thereof. Except as, and to the extent, expressly provided in the Plan or the Confirmation Order, at all times on and after the Effective Date, unless Section 7.2.3 hereinabove becomes operative due to a timely and proper withdrawal by the Preletz

Group, (a) all such Claims against, and Interests in, the Debtor or its estate shall be deemed fully and finally satisfied, discharged and released; (b) all persons shall be fully and finally barred, enjoined and precluded from asserting against the Reorganized Debtor, the Distribution Estate, or any of their respective successors or assets, any Claims or Interests based upon any act or omission, transaction, agreement, right, privilege, duty, entitlement, obligation or other event or activity of any kind or nature whatsoever that occurred prior to the Effective Date; and (c) all Claims and Interests shall be fully and finally discharged and deemed satisfied to the fullest extent permitted by the provisions of Section 1141 of the Bankruptcy Code.

           9.3. Exculpation of Certain Persons. As of the Effective Date, the Plan shall be deemed to satisfy, waive and release in full any and all claims of the Debtor or its estate against the Debtor, the Preletz Group, the Committee, the members of the Committee and each of their present officers, directors, agents, advisors, attorneys or accountants from any claim arising out of or in connection with any act or failure to act in connection with their rights and duties arising under or related to the Chapter 11 Case from the Petition Date to and including the Effective Date, except any claims expressly created or preserved under the terms of the Plan or any documents executed, or to be executed, in connection with the Plan. Except as expressly provided in the Plan or any other document executed or to be executed in connection with the Plan, neither the Debtor, nor the Preletz Group, nor the

Committee, nor its members, nor any of their respective present officers, directors, agents, advisors, attorneys or accountants, shall have any liability to the Debtor, the Distribution Agent, the Distribution Estate or the Reorganized Debtor for actions taken or omitted to be taken under or in connection with the Plan or the Chapter 11 Case from the Petition Date to and including the Effective Date.

           9.4 Immunity. (a) All actions taken before, on or after the Effective Date by the Distribution Agent, the Committee or any of their respective agents, representatives, attorneys, advisors or accountants, as contemplated under the terms of the Plan, shall be conclusively deemed to be actions within the scope of Sections 1103 and 1107 of the Bankruptcy Code; (b) except for willful misconduct or gross negligence, neither the Distribution Agent, the Committee, their respective professionals, the Committee's members nor United Equities shall be determined liable to the Distribution Estate or to any other person or party for any action or omission taken or made in connection with the Plan or its effectuation before, on or after the Effective Date, and such parties may in good faith exercise or refrain from exercising any right, duty or obligation contemplated hereunder without challenge or recourse; and (c) the Bankruptcy Court shall have and retain exclusive jurisdiction over any and all claims asserted against any party with respect to any act or omission taken or made in connection with the Plan or its effectuation at any time.

                                    ARTICLE X
                            RETENTION OF JURISDICTION

           10.1. Generally. Until the Chapter 11 Case has been closed, and thereafter upon a motion to reopen the case, the Bankruptcy Court shall have exclusive jurisdiction of all matters concerning the allowance of Claims and Interests, and the interpretation and implementation of the Plan, pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code, including without limitation the following purposes:

                     (a) to hear and determine applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending on the Effective Date, and the allowance of Claims resulting therefrom;

                     (b) to determine any and all claims, causes of action, adversary proceedings, applications and contested matters which are pending on the Effective Date or which are thereafter commenced by or related to the Distribution Estate;

                     (c) to hear and determine any objection to Administrative Expense Claims or to Claims;

                     (d) to enter and implement such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

                     (e) to issue such orders in aid of execution of the Plan, to the extent authorized by the provisions of Section 1142 of the Bankruptcy Code;

                     (f) to consider any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                     (g) to hear and determine all applications for Professional Fees accrued through the Effective Date, and for Professional Fees accrued thereafter in the event of a timely objection;

                     (h) to hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

                     (j) to hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505, and 1146 of the Bankruptcy Code;

                     (k) to enter a final decree closing the Chapter 11 Case, and orders reopening the Chapter 11 Case as appropriate; and

                     (l) to hear and determine claims described in Section 9.4(c) hereinabove.
                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

           11.1. Exemption from Transfer Taxes. Pursuant to the provisions of
Section 1146(c) of the Bankruptcy Code, the issuance, transfer or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust or other security interest, the making or assignment of any lease or sublease, the sale or other transfer of any assets by the Distribution Agent to a third party, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, including any deeds, bills of sale or assignments executed in connection with any of the transactions contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, sales or other similar tax.

           11.2. Section 1145(a) Exemption from Registration. Pursuant to the provisions of Section 1145(a) of the Bankruptcy Code, and except with respect to underwriters as defined in Section 1145(b) of the Bankruptcy Code, the offer, sale, issuance and distribution of shares of stock of the Reorganized Debtor under the terms of Sections 5.2.4, 8.1.1, 8.1.2 or 8.2 of this Plan, are, and shall be deemed, fully exempt from, and unaffected by, any of the provisions of
Section 5 of the Securities Act of 1933 and any State or local law requiring registration for offer or sale of a security or registration or licensing of an issuer of, underwriter of, or broker or dealer in, a security. The issuance of Reorganized Shares under the terms of Sections 8.1(a), 8.1.3, 8.1.4 or 8.1.5 of this Plan shall not be deemed to be exempt from registration or licensing pursuant to the terms of Section 1145(a) of the Bankruptcy Code.

           11.3. Binding Effect. The Plan shall be binding upon and inure to the benefit of the Reorganized Debtor, the Preletz Group, the Committee, the Distribution Estate, the Distribution Agent and all holders of Claims (including without limitation all holders of

Debentures or Notes) and Interests and their respective successors and assigns, whether or not they have accepted the Plan.

           11.4. Ratification. Subject to all of the terms of this Plan, the Confirmation Order shall be deemed to ratify all transactions effectuated by the Debtor during the pendency of its chapter 11 case to the extent either in the ordinary course of business or pursuant to an order of the Bankruptcy Court.

           11.5. Notices. Any notice required or permitted to be provided under the terms of the Plan shall be in writing and shall be served by the quickest practical available method of delivery (which shall be conclusively presumed to be (a) by hand delivery or (b) by facsimile with hard copy to follow by overnight courier, as to the Debtor, the Committee, the Reorganized Debtor, the Preletz Group and the Distribution Agent). All notices to the Debtor, the Committee, the Reorganized Debtor, the Preletz Group or the Distribution Agent shall be delivered as follows (or as otherwise directed by such party by notice given pursuant hereto):

           If to the Debtor (prior to the Effective Date), to:

                                           StreamLogic Corporation
                                           8450 Central Avenue
                                           Newark, California 94560
                                           Attn:  Michael O. Preletz, C.E.O.
                                           Telephone:           (510) 608-4075
                                           Telecopier:          (510) 608-4012

                     With a copy to:

                                           Goldberg, Stinnett, Meyers & Davis
                                           A Professional Corporation
                                           44 Montgomery Street, Suite 2900
                                           San Francisco, California 94104
                                           Attn:  Merle C. Meyers, Esq.
                                           Telephone:           (415) 362-5045
                                           Telecopier:          (415) 362-2392

           If to the Reorganized Debtor (on and after the Effective Date), to:

                                           StreamLogic Corporation
                                           8450 Central Avenue
                                           Newark, California 94560
                                           Attn:  Michael O. Preletz, C.E.O.
                                           Telephone:           (510) 608-4075
                                           Telecopier:          (510) 608-4012

                     With a copy to:

                                           Manatt, Phelps & Phillips, LLP
                                           11355 West Olympic Boulevard
                                           Los Angeles, CA  90064-1614
                                           Attn:  T. Hale Boggs, Esq.
                                           Telephone:           (310) 312-4000
                                           Telecopier:          (310) 312-4224

           If to the Committee (prior to the Effective Date), to:

                                           Murray & Murray
                                           A Professional Corporation
                                           3030 Hansen Way, Suite 200
                                           Palo Alto, California 94304
                                           Attn:  Patrick M. Costello, Esq.
                                           Telephone:           (415) 852-9000
                                           Telecopier:          (415) 852-9244

           If to the Preletz Group, to:

                                           MBI Group
                                           1334 Parkview Avenue, Suite 245
                                           Manhattan Beach, CA  90266
                                           Attn:  Michael O. Preletz
                                           Telephone:           (310) 545-3504
                                           Telecopier:          (310) 546-4206

                     With a copy to:

                                           Graven Perry Block Brody & Qualls
                                           523 West Sixth Street, Suite 1130
                                           Los Angeles, CA  90014
                                           Attn:  Kriston D. Qualls, Esq.
                                           Telephone:           (213) 680-9770
                                           Telecopier:          (213) 489-1332

           If to the Distribution Agent: As directed by notice provided by or on behalf of the Distribution Agent on or as soon as practicable after the Effective Date, with copies to:

                                           Goldberg, Stinnett, Meyers & Davis
                                           A Professional Corporation
                                           44 Montgomery Street, Suite 2900
                                           San Francisco, California 94104
                                           Attn:  Merle C. Meyers, Esq.
                                           Telephone:           (415) 362-5045
                                           Telecopier:          (415) 362-2392

                                                                and

                                           Murray & Murray
                                           A Professional Corporation
                                           3030 Hansen Way, Suite 200
                                           Palo Alto, California 94304
                                           Attn:  Patrick M. Costello, Esq.
                                           Telephone:           (415) 852-9000
                                           Telecopier:          (415) 852-9244

           11.6. Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the conflict of laws provisions thereof.

           11.7. Headings. Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

           11.8. Exhibits. Any and all exhibits to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

           11.9. Closing Case. At such point as the Court determines, upon a motion of the Distribution Agent, and following ten (10) Business Days' notice and an opportunity for hearing to all parties listed in the Postconfirmation List, that all pending claims objections, contested matters and adversary proceedings have been resolved, or that the Chapter 11 Case need remain open no longer despite the pendency of such objections, matters or proceedings, the Chapter 11 Case may be closed by the terms of a final decree of the Bankruptcy Court, provided that such case will be reopened thereafter if necessary in order to facilitate any of the actions contemplated by the terms of Section 10.1 hereinabove.

           11.10. Expenses. In the event that any action, motion, contested matter, complaint, answer, counterclaim, cross-claim or other action is filed or taken by the Distribution Agent or the Reorganized Debtor after the Effective Date either in the Bankruptcy Court or otherwise, in order to enforce or interpret any terms of the Plan or the Confirmation Order, or any order or agreement made in implementation of the Plan, the prevailing party in such matter (as determined by a court of competent jurisdiction) shall be entitled to recover from any opposing party its expenses, including reasonable attorneys' fees and costs, incurred in such matter.

           11.11. Modification and Enforcement. The following shall pertain, in addition to applicable provisions of the Bankruptcy Code and the Bankruptcy Rules, to the modification or enforcement of the Plan:

                     11.11.1. Modification. Following the Effective Date, the Reorganized Debtor or the Distribution Agent may jointly or separately institute a proceeding or motion in the Bankruptcy Court in order to remedy any defects or omissions, or to reconcile any inconsistencies, in the Plan, the Disclosure Statement or the Confirmation Order, upon no less than ten (10) Business Days' notice of such proceedings or motion shall be served on all parties listed in the Postconfirmation List, or upon such parties as authorized by the Bankruptcy Court.

                     11.11.2. Enforcement. The Reorganized Debtor or the Distribution Agent may jointly or separately take such actions, including the initiation of proceedings or the prosecution of a motion, as may be reasonably necessary in order to interpret or enforce the purposes and intent of the Plan.

DATED:  January 15, 1998

                                       STREAMLOGIC CORPORATION, a Delaware
                                       corporation



                                       By:  /s/ CHAPMAN A. STRANAHAN
                                           ------------------------------------
                                           Chapman A. Stranahan
                                           Assistant Chief Executive Officer


Submitted By:

GOLDBERG, STINNETT, MEYERS & DAVIS
A Professional Corporation



By: /s/ MERLE C. MEYERS, ESQ.
  ---------------------------------
  Merle C. Meyers, Esq.
  Attorneys for Debtor-in-Possession

                                   EXHIBIT "A"

                             SCHEDULE OF DEFINITIONS


           As used herein or in the Plan, the following terms have the meanings specified below, unless the context otherwise requires:

           A. Administrative Expense Claim means any Claim arising before the Effective Date under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary expenses of preserving the Debtor's estate, any actual and necessary expenses of operating the business of the Debtor, all compensation or reimbursement of expenses allowed by the Bankruptcy Court under the provisions of Sections 330, 331 or 503 of the Bankruptcy Code, any fees or charges assessed against the Debtor's estate under the provisions of Section 1930 of chapter 123 of title 28 of the United States Code, and all Claims arising from employment with the Debtor on or after the Petition Date, except for Claims that are also Secured Claims.

           B.        Allowed means:

                     1. With respect to a Claim, any Claim that is neither a Disputed Claim nor a Disallowed Claim, and proof of which was timely and properly filed or, if no proof of claim was filed, which has been or hereafter is listed by the Debtor on its Schedules as liquidated in amount and not disputed or contingent. "Allowed Administrative Expense Claim" or "Allowed Claim" shall not include interest on such Administrative Expense Claim or Claim from and after the Petition Date except as expressly specified in the Plan;

                     2. With respect to an Interest, any Interest as of the Effective Date, as defined elsewhere in this Exhibit "A."

           C. Allowed Claim means an Allowed Claim within the particular Class or category identified.

           D. Ballot means each of the voting forms to be distributed with the Plan and the Disclosure Statement to holders of Claims or Interests in Classes that are impaired under the terms of the Plan and are entitled to vote in connection with the solicitation of acceptances of the Plan.

           E. Bankruptcy Code means Title 11 of the United States Code, as amended from time to time, as applicable to the Chapter 11 Case.

           F. Bankruptcy Court means the United States Bankruptcy Court for the Northern District of California, San Francisco Division, or such other court having competent jurisdiction over the Chapter 11 Case.

           G. Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure, as amended from time to time, as applicable to the Chapter 11 Case, including the Local Rules of the Bankruptcy Court.

           H. Business Day means any day on which commercial banks are generally open for business in San Francisco, California, other than a Saturday, Sunday or legal holiday in the State of California.

           I. Cash means the legal tender of the United States of America.

           J. Chapter 11 Case means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor, styled as In re StreamLogic Corporation, a Delaware corporation, formerly known as Micropolis Corporation, Case No. 97-32984 DM, currently pending in the Bankruptcy Court.

           K. Claim means (a) any right to payment from the Debtor, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment from the Debtor, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, or (c) any claim as defined by the provisions of Section 101(5) of the Bankruptcy Code.

           L. Claimant means a person asserting a Claim against the Debtor or the Debtor's estate.

           M. Class means a category of holders of Claims or Interests as established by the terms of Article II of the Plan.

           N. Committee means the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case, as it may be constituted from time to time.

           O. Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order.

           P. Confirmation Hearing means the hearing before the Bankruptcy Court for the purpose of determining whether the Plan will be confirmed by the Bankruptcy Court pursuant to the provisions of Section 1129 of the Bankruptcy Code.

           Q. Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to the provisions of Section 1129 of the Bankruptcy Code.

           R. Convenience Claims means any Allowed Unsecured Claim (other than a Subordinated Claim or Rescission Claim) of $3,000.00 or less, and all Allowed Unsecured Claims (other than Subordinated Claims and Rescission Claims) in excess of $3,000.00 whose holders exercise the "opt-in" election set forth in
Section 5.1.1 of the Plan, but excluding Claims whose holders exercise the "opt-out" election set forth in Section 5.1.2 of the Plan.

           S. Creditor means any person that has a Claim against the Debtor that arose on or before the Petition Date, or a claim against the Debtor of any kind specified in sections 502(f), 502(g), 502(h) or 502(i) of the Bankruptcy Code.

           T. Creditors' Rights Offering means the offering of Reorganized Shares to Claimants as set forth in Section 8.2 of the Plan.

           U. Cure means the distribution of Cash as and to the extent required for the cure and assumption of an unexpired executory contract pursuant to the provisions of Section 365(b) of the Bankruptcy Code, or for the cure and reinstatement of a secured obligation pursuant to the provisions of Section 1124(2) of the Bankruptcy Code.

           V. Debentures means the 6% Convertible Subordinated Debentures due 2012 and issued pursuant to the Indenture dated as of March 15, 1987 between the Debtor and Harris Trust and Savings Bank, as successor indenture trustee.

           W. Debtor means StreamLogic Corporation, a Delaware corporation formerly doing business as Micropolis Corporation, the debtor-in-possession in the Chapter 11 Case and the proponent of the Plan.

           X. Debtor-in-Possession means the Debtor, as debtor-in-possession in the Chapter 11 Case.

           Y. Disallowed Claim means:

                               1. Any Claim, proof of which was not timely and
                     properly filed and, in the case of a Claim other than an Administrative Expense Claim, which is listed in the Schedules as unliquidated, disputed or contingent, or is not listed in the Schedules; and

                               2. Any Claim that has not been allowed by an
                     earlier order of the Bankruptcy Court or by the terms of the Plan and as to which the Debtor, the Reorganized Debtor or any other party with authority to file objections to Claims, has filed an objection or request for estimation within ninety (90) days following the Effective Date (or within ninety (90) days following the filing of such Claim, if later) or such other applicable limitation period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, to the extent that such Claim is disallowed by a Final Order.

           Z. Disclosure Statement means the disclosure statement relating to the Plan, as approved by the Bankruptcy Court pursuant to the provisions of
Section 1125 of the Bankruptcy Code.

           AA. Disputed Claim means any Claim that has not been allowed by an earlier order of the Bankruptcy Court or by the terms of the Plan and as to which the Debtor, the Reorganized Debtor, the Distribution Agent or any other party with authority to file objections to Claims, has filed an objection or request for estimation within ninety (90) days following the Effective Date (or within ninety (90) days following the filing of such Claim, if later) or such other applicable limitation period fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court, except to the extent that such objection or request for estimation has been withdrawn or determined by a Final Order.

           AB. Distribution Agent means the individual, in his or her official capacity, selected to manage the Distribution Estate pursuant to the provisions of Section 7.7 of the Plan.

           AC. Distribution Estate means the remaining estate on and after the Effective Date maintained by the Distribution Agent for the benefit of holders of Allowed Claims and Allowed Interests, pursuant to the provisions of Section
7.8 of the Plan.

           AD. Effective Date means the effective date of the Plan, which shall be a date designated by the Debtor, the Committee and the Preletz Group, but which date shall be no less than 11 days, and no more than 30 days, following the Confirmation Date (or such later date as may be agreed upon by the Debtor and the Preletz Group, each in their sole and absolute discretion, in the event that effectuation of the Plan is enjoined or stayed by a court of competent jurisdiction for any period of time, provided that such later date is not later than 30 days following expiration of such stay or injunction).

           AE. Eligible Claimant shall have the meaning identified in Section
8.2 of the Plan.

           AF. ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all regulations issued pursuant thereto.

           AG. Farrington means Farrington Investments, Ltd., a Cayman Islands corporation with offices at P.O. Box 1092, Fort Street, Grand Cayman, Cayman Islands.

           AH. Filing Date means the Petition Date.

           AI. Final Order means an order of a court of competent jurisdiction as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargument or rehearing shall have been waived, or, in the event that an appeal, writ of certiorari, reargument or rehearing thereof has been sought, such order shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.

           AJ. Hammer Assets shall have the meaning identified in Section 7.3.1 of the Plan.

           AK. Hammer Contingent Claims means any Claim arising from the sale by the Debtor of products within the Hammer Product Line, including without limitation any and all Claims for refund, return, reimbursement, breach of warranty or product defects.

           AL. Hammer Product Line means the Debtor's business and product line based upon the "Hammer" products, together with all related products of the Debtor and all intellectual property rights owned by the Debtor immediately preceding the Effective Date.

           AM. Indenture means, with respect to the Debentures, the Indenture dated as of March 15, 1987 between the Debtor and Harris Trust and Savings Bank, as successor indenture trustee, and, with respect to the Notes, the Indenture dated as of November 29, 1996 between the Debtor and Norwest Bank Minnesota, N.A., as indenture trustee.

           AN. Indenture Trustee means Harris Trust and Savings Bank with respect to the Debentures and Norwest Bank Minnesota, N.A., with respect to the Notes, or its respective successor.

           AO. Interest means (a) any equity interest in the Debtor, and any option, warrant or other agreement requiring the issuance of any such equity interest to the extent fully exercised in accordance with applicable terms, that is a matter of the records of the Debtor's stock transfer agent as of the Effective Date; and (b) any Rescission Claim.

           AP. Interim Claim shall have the meaning identified in Section 8.2.1 of the Plan.

           AQ. Market Value means the total value of the Reorganized Debtor's issued and outstanding shares, as measured by pricing in a public market if the Reorganized Shares are publicly traded; or by an arm's-length purchase of all or substantially all of its assets, less liabilities, to a purchaser with whom the Preletz Group has no past, present or contemplated economic relationship; or by a sale by the Reorganized Debtor of no less than 1,000,000 Reorganized Shares to one or more parties that are not Affiliates (as defined within Section 101(2) of the Bankruptcy Code) of the Preletz Group or the Reorganized Debtor's management.

           AR. Nonclassified Priority Claim means a Priority Claim that is either a Priority Tax Claim or an Administrative Expense Claim.

           AS. Non-Hammer Assets shall have the meaning identified in Section
7.3.2 of the Plan.

           AT. Notes means the Increasing Rate Unsecured Promissory Notes due November 29, 1998 and issued pursuant to the Indenture dated as of November 29, 1996 between the Debtor and Norwest Bank Minnesota, N.A., as indenture trustee.

           AU. Ordinary Course Expenses means a liability incurred by the Debtor on or after the Petition Date in the ordinary course of its business, specifically excluding income tax liabilities, tort liabilities, environmental cleanup or indemnity claims, liabilities arising under ERISA, and other items not customarily incurred by the Debtor in the ordinary operation of its business.

           AV. Participating Creditor shall have the meaning identified in
Section 8.2.5 of the Plan.

           AW. Patent Sale Agreement means the Agreement For The Sale Of Patents entered into as of September 2, 1997 between the Debtor and Farrington, for the sale of certain patents and other intellectual property rights, which sale was completed as of October 14, 1997.

           AX. Petition means the voluntary petition filed by the Debtor with the Bankruptcy Court in order to commence the Chapter 11 Case on June 26, 1997.

           AY. Petition Date means June 26, 1997, the date on which the Petition was filed with the Bankruptcy Court, commencing the Chapter 11 Case.

           AZ. Plan means this Debtor's First Amended Plan Of Reorganization (Dated January 15, 1998) (including all exhibits and schedules annexed hereto or filed separately), either in its present form or as it may be legally altered, amended, or modified from time to time.

           BA. Postconfirmation List means the United States Trustee, the Reorganized Debtor and its counsel, the Distribution Agent and his/her counsel, the Committee and its members and counsel, and those parties who, subsequent to the Confirmation Date, file with the Bankruptcy Court and serve upon the parties and counsel named above written requests for special notice as provided by the terms of the Plan, provided, that any such requesting party may be eliminated from such list from time to time by consent of such party or by order of the Bankruptcy Court on notice to the then-constituted Postconfirmation List, upon a showing that such party no longer holds material interests or claims in the Chapter 11 Case.

           BB. Preletz Group means Michael O. Preletz, and other investors as may be designated by Mr. Preletz, agreeing to invest in the Reorganized Debtor, conditioned upon the occurrence of the Effective Date according to the terms of the Plan.

           BC. Priority Claim means a Claim entitled to priority treatment under the provisions of Section 507(a) of the Bankruptcy Code.

           BD. Priority Tax Claim means a Priority Claim of a governmental unit entitled to priority treatment pursuant to the provisions of Sections 502(i) and 507(a)(8) of the Bankruptcy Code, other than Secured Claims.

           BE. Pro Rata means:

                     1. Regarding Claims, the ratio of the amount of an Allowed Claim in a particular Class to the aggregate amount of all Allowed Claims in such Class; and

                     2. Regarding Interests, the ratio of the amount of the Allowed Interest in a particular Class to the aggregate amount of all Allowed Interests in such Class.

           BF. Professional Fees means a Claim for compensation or reimbursement of expenses of a professional retained in the Chapter 11 Case in accordance with the provisions of Sections 327 et seq. of the Bankruptcy Code.

           BG. PTG means Peripheral Technology Group, Inc., a Minnesota corporation.

           BH. Public Debt Securities means the Notes and the Debentures.

           BI. Raidion Product Line means the business and products formerly supported by the Debtor with respect to "Raidion" products, all of the patents and patent applications which have been transferred to Farrington pursuant to the Patent Sale Agreement.

           BJ. Reorganized Debtor means the Debtor as reorganized pursuant to the terms of the Plan, on and after the Effective Date.

           BK. Reorganized Shares means all shares of common stock issued by the Reorganized Debtor on and after the Effective Date pursuant to the provisions of
Section 8.1 of the Plan.

           BL. Rescission Claim means a Claim arising from the rescission of a purchase or sale of common stock of the Debtor or an affiliate of the Debtor, for damages arising from the purchase or sale of such stock, or for reimbursement or contribution allowed under Section 502 of the Bankruptcy Code on account of such a Claim.

           BM. Schedule 4.2(A) means the schedule described and defined as such in Section 4.2 of the Plan.

           BN. Schedule 4.2(B) means the schedule described and defined as such in Section 4.2 of the Plan.

           BO. Schedule 6.2.1 means the schedule to be filed and served pursuant to the provisions of Section 6.2.1 of the Plan.

           BP. Schedules means the schedules of assets and liabilities and the statement of financial affairs filed by the Debtor in the Chapter 11 Case as required by the provisions of Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments or modifications filed with respect thereto.

           BQ. Secured Claim means an Allowed Claim held by any entity to the extent of the value, as set forth in the Plan, as determined by a Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code or as agreed upon by such entity, on the one hand, and the Reorganized Debtor (as to Claims secured by Hammer Assets) or the Distribution Agent (as to Claims secured by Non-Hammer Assets), on the other hand, of any duly perfected interest in property of the Debtor's estate validly and enforceably securing such Allowed Claim.

           BR. Secured Creditor means the holder of a Secured Claim.

           BS. Subscription Payment shall have the meaning identified in Section
8.2.5 of the Plan.

           BT. Subscription Reorganized Shares shall have the meaning identified in Section 8.2.1 of the Plan.

           BU. Subscription Rights shall have the meaning identified in Section
8.2.1 of the Plan.

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

           BV. United Equities means United Equities Company, a company holding Unsecured Claims of approximately $2,500,000 arising from the Debentures.

           BW. Unsecured Claim means any Claim that is not a Secured Claim or Priority Claim. Such Unsecured Claims include, without limitation, all Claims arising from the rejection of leases and other executory contracts, guarantee claims, all Claims held by the Debtor's trade vendors and suppliers.



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